                             ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                    CLASSICAL ACQUISITION LIMITED PARTNERSHIP

                    RADIO 100 OF MARYLAND LIMITED PARTNERSHIP

                         RADIO 100 LIMITED PARTNERSHIP

                         RADIO 570 LIMITED PARTNERSHIP

                    RADIO 94 OF PHOENIX LIMITED PARTNERSHIP

                    RADIO 95 OF PHOENIX LIMITED PARTNERSHIP

                                 as Sellers

                                    AND
                    CHANCELLOR RADIO BROADCASTING COMPANY
                                 as Buyer





                         Dated as of August 24, 1996

                       TABLE OF CONTENTS
                                                        PAGE
                                                        ----
ARTICLE 1. DEFINITIONS AND REFERENCES . . . . . . . . . . 2
ARTICLE 2 SALE AND PURCHASE OF ASSETS;
   ESCROW DEPOSIT; PURCHASE PRICE; AMOUNTS;
   ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . 3
   2.1. Asset Sale and Purchase of Assets . . . . . . . . 3
          2.1.1.  FCC Licenses . . . . . . . .  . . . . . 3
          2.1.2.  Real and Leased Property
                    Interests . . . . . . . . . . . . . . 3
          2.1.3.  Tangible Personal Property. . . . . . . 4
          2.1.4.  Intellectual Property . . . . . . . . . 4
          2.1.5.  Program Contracts . . . . . . . . . . . 4
          2.1.6.  Trade-out Agreements. . . . . . . . . . 4
          2.1.7.  Broadcast Time Sales Agreement. . . . . 5
          2.1.8.  Operating Contracts . . . . . . . . . . 5
          2.1.9.  Prepaid Items . . . . . . . . . . . . . 5
          2.1.10. Vehicles. . . . . . . . . . . . . . . . 5
          2.1.11. Files and Records . . . . . . . . . . . 5
          2.1.12. Permits and Licenses. . . . . . . . . . 5
          2.1.14. Accounts Receivable . . . . . . . . . . 6
   2.2. Excluded Assets . . . . . . . . . . . . . . . . . 6
          2.2.1.  Cash. . . . . . . . . . . . . . . . . . 6
          2.2.2.  Personal Property Disposed Of . . . . . 6
          2.2.3.  Insurance . . . . . . . . . . . . . . . 6
          2.2.4.  Employee Plans and Assets . . . . . . . 6
          2.2.5.  Right to Tax Refunds. . . . . . . . . . 6
          2.2.6.  Certain Books and Records . . . . . . . 6
          2.2.7.  Third-Party Claims. . . . . . . . . . . 7
          2.2.8.  Rights Under this Agreement . . . . . . 7
          2.2.9.  Securities. . . . . . . . . . . . . . . 7
          2.2.10. Name. . . . . . . . . . . . . . . . . . 7
          2.2.11. Other Assets. . . . . . . . . . . . . . 7
          2.2.12. Excluded Contracts and
                    Unrelated Assets. . . . . . . . . . . 8
   2.3. Escrow Deposit. . . . . . . . . . . . . . . . . . 8
   2.4. Purchase Price. . . . . . . . . . . . . . . . . . 8
   2.5. Payment of Purchase Price . . . . . . . . . . . . 8
   2.6. Net Working Capital Amount and
          Proration Amount. . . . . . . . . . . . . . . . 9
   2.7. Allocation of Purchase Price. . . . . . . . . . .10
   2.8. Assumption of Liabilities . . . . . . . . . . . .11
   2.9. Sundance Stations . . . . . . . . . . . . . . . .11
ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY SELLER . . .12
   3.1. Organization and Standing . . . . . . . . . . . .12
   3.2. Authorization . . . . . . . . . . . . . . . . . .12
   3.3. Compliance with Laws. . . . . . . . . . . . . . .13
   3.4. Consents and Approvals; No Conflicts. . . . . . .13

                                                        PAGE
                                                        ----
   3.5.  Financial Statements; Undisclosed
           Liabilities . . . . . . . . . . . . . . . . . 13
   3.6.  Absence of Certain Changes or Events. . . . . . 14
   3.7.  Absence of Litigation . . . . . . . . . . . . . 15
   3.8.  Assets. . . . . . . . . . . . . . . . . . . . . 15
   3.9.  FCC Matters . . . . . . . . . . . . . . . . . . 15
   3.10. Real Property . . . . . . . . . . . . . . . . . 16
   3.11. Condition of Tangible Assets. . . . . . . . . . 17
   3.12. Intellectual Property . . . . . . . . . . . . . 17
   3.13. Station Contracts . . . . . . . . . . . . . . . 18
   3.14. Taxes . . . . . . . . . . . . . . . . . . . . . 18
   3.15. Employee Benefit Plans. . . . . . . . . . . . . 19
   3.16. Labor Relations . . . . . . . . . . . . . . . . 20
   3.17. Environmental Matters . . . . . . . . . . . . . 21
   3.18. Transactions With Affiliates. . . . . . . . . . 22
   3.19. Insurance . . . . . . . . . . . . . . . . . . . 22
ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY BUYER . . . 22
   4.1.  Organization and Standing . . . . . . . . . . . 22
   4.2.  Authorization . . . . . . . . . . . . . . . . . 23
   4.3.  Compliance with Laws. . . . . . . . . . . . . . 23
   4.4.  Consents and Approvals; No Conflicts. . . . . . 23
   4.5.  Availability of Funds . . . . . . . . . . . . . 23
   4.6.  Qualification of Buyer. . . . . . . . . . . . . 23
   4.7.  No Outside Reliance . . . . . . . . . . . . . . 24
ARTICLE 5. PRE-CLOSING FILINGS . . . . . . . . . . . . . 24
   5.1.  Applications for FCC Consent. . . . . . . . . . 24
   5.2.  Hart-Scott-Rodino . . . . . . . . . . . . . . . 25
ARTICLE 6. COVENANTS AND AGREEMENTS OF SELLER. . . . . . 26
   6.1.  Negative Covenants. . . . . . . . . . . . . . . 26
           6.1.1.  Dispositions; Mergers . . . . . . . . 26
           6.1.2.  Accounting Principles and
                     Practices . . . . . . . . . . . . . 26
           6.1.3.  Program Contracts . . . . . . . . . . 26
           6.1.4.  Broadcast Time Sales Agreements . . . 26
           6.1.5.  Additional Agreements . . . . . . . . 26
           6.1.6.  Employee Matters. . . . . . . . . . . 26
   6.2.  Affirmative Covenants . . . . . . . . . . . . . 26
           6.2.1.  Preserve Existence. . . . . . . . . . 26
           6.2.2.  Normal Operations . . . . . . . . . . 26
           6.2.3.  Maintain FCC Licenses . . . . . . . . 28
           6.2.4.  Station Contracts . . . . . . . . . . 28
           6.2.5.  Taxes . . . . . . . . . . . . . . . . 28
           6.2.6.  Partnership Action. . . . . . . . . . 28
           6.2.7.  Access. . . . . . . . . . . . . . . . 28
           6.2.8.  Insurance . . . . . . . . . . . . . . 29
           6.2.9.  Financial Statements. . . . . . . . . 29

                                                        PAGE
                                                        ----
           6.2.10. Consents. . . . . . . . . . . . . . . 29
           6.2.11. Preparation of Financial
                     Statements. . . . . . . . . . . . . 29
   6.3.  Confidentiality . . . . . . . . . . . . . . . . 30
ARTICLE 7. COVENANTS AND AGREEMENTS OF BUYER . . . . . . 31
   7.1.  Confidentiality . . . . . . . . . . . . . . . . 31
   7.2.  Corporate Action. . . . . . . . . . . . . . . . 31
   7.3.  Access. . . . . . . . . . . . . . . . . . . . . 31
   7.4   Pending Renewal Applications. . . . . . . . . . 32
   7.5   Inconsistent Actions. . . . . . . . . . . . . . 32
ARTICLE 8. MUTUAL COVENANTS AND UNDERSTANDINGS
   OF SELLER AND BUYER . . . . . . . . . . . . . . . . . 32
   8.1.  Possession and Control. . . . . . . . . . . . . 32
   8.2.  Risk of Loss. . . . . . . . . . . . . . . . . . 32
   8.3.  Public Announcements. . . . . . . . . . . . . . 33
   8.4.  Employee Matters. . . . . . . . . . . . . . . . 33
   8.5.  Allocation of Purchase Price. . . . . . . . . . 34
   8.6.  Disclosure Schedules. . . . . . . . . . . . . . 34
   8.7.  Bulk Sales Laws . . . . . . . . . . . . . . . . 35
   8.8.  Due Diligence And Disclosure Schedule
           Delivery. . . . . . . . . . . . . . . . . . . 35
ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S
   OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . 35
   9.1.  Representations and Covenants . . . . . . . . . 36
   9.2.  Required Consents . . . . . . . . . . . . . . . 36
   9.3.  Delivery of Documents . . . . . . . . . . . . . 36
   9.4.  FCC Order . . . . . . . . . . . . . . . . . . . 36
   9.5.  Hart-Scott-Rodino . . . . . . . . . . . . . . . 36
   9.6   Legal Proceedings . . . . . . . . . . . . . . . 36
   9.7.  Sundance Consummation . . . . . . . . . . . . . 37
ARTICLE 10. CONDITIONS PRECEDENT TO SELLER'S
   OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . 37
   10.1. Representations and Covenants . . . . . . . . . 37
   10.2. Delivery by Buyer . . . . . . . . . . . . . . . 37
   10.3. FCC Order . . . . . . . . . . . . . . . . . . . 37
   10.4. Hart-Scott-Rodino . . . . . . . . . . . . . . . 37
   10.5. Legal Proceedings . . . . . . . . . . . . . . . 38
ARTICLE 11. THE CLOSING. . . . . . . . . . . . . . . . . 38
   11.1. Closing . . . . . . . . . . . . . . . . . . . . 38
   11.2. Delivery by Seller. . . . . . . . . . . . . . . 38
           11.2.1. Agreements and Instruments. . . . . . 38
           11.2.2. Consents. . . . . . . . . . . . . . . 39
           11.2.3. Certified Resolutions . . . . . . . . 39
           11.2.4. Officers' Certificates. . . . . . . . 39
           11.2.5. Deposit . . . . . . . . . . . . . . . 39
   11.3. Delivery by Buyer . . . . . . . . . . . . . . . 39
           11.3.1. Purchase Price Payment. . . . . . . . 39
           11.3.2. Assumption Agreement. . . . . . . . . 40
           11.3.3. Certified Resolutions . . . . . . . . 40
           11.3.4. Officers' Certificate . . . . . . . . 40

                                                        PAGE
                                                        ----
ARTICLE 12. SURVIVAL; INDEMNIFICATION. . . . . . . . . . 40
   12.1.  Survival of Representations. . . . . . . . . . 40
   12.2.  Indemnification by Sellers . . . . . . . . . . 40
   12.3.  Indemnification by Buyer . . . . . . . . . . . 41
   12.4.  Limitation on Indemnification. . . . . . . . . 41
   12.5.  Conditions of Indemnification. . . . . . . . . 42
   12.6.  Cure of Breach . . . . . . . . . . . . . . . . 44
ARTICLE 13. TERMINATION. . . . . . . . . . . . . . . . . 44
   13.1.  Termination. . . . . . . . . . . . . . . . . . 44
   13.3.  Effect of Termination. . . . . . . . . . . . . 46
ARTICLE 14. REMEDIES . . . . . . . . . . . . . . . . . . 47
   14.1.  Default by Buyer . . . . . . . . . . . . . . . 47
   14.2.  Default by Seller. . . . . . . . . . . . . . . 47
   14.3.  Liquidated Damages . . . . . . . . . . . . . . 47
   14.4.  Specific Performance . . . . . . . . . . . . . 48
ARTICLE 15. GENERAL PROVISIONS . . . . . . . . . . . . . 48
   15.1.  Additional Actions, Documents and
            Information. . . . . . . . . . . . . . . . . 48
   15.2.  Brokers. . . . . . . . . . . . . . . . . . . . 48
   15.3.  Expenses and Taxes . . . . . . . . . . . . . . 49
   15.4.  Notices. . . . . . . . . . . . . . . . . . . . 49
   15.5.  Waiver . . . . . . . . . . . . . . . . . . . . 51
   15.6.  Benefit and Assignment . . . . . . . . . . . . 51
   15.7.  Entire Agreement; Amendment. . . . . . . . . . 52
   15.8.  Severability . . . . . . . . . . . . . . . . . 52
   15.9.  Headings . . . . . . . . . . . . . . . . . . . 53
   15.10. Governing Law. . . . . . . . . . . . . . . . . 53
   15.11. Signature in Counterparts. . . . . . . . . . . 53

                           ASSET PURCHASE AGREEMENT

           THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 24th day of August, 1996 by and among CLASSICAL ACQUISITION LIMITED PARTNERSHIP, a Maryland limited partnership ("Classical"), RADIO 100 OF MARYLAND LIMITED PARTNERSHIP, a Maryland limited partnership ("Radio Maryland"), RADIO 100 LIMITED PARTNERSHIP, a Maryland limited partnership ("Radio 100"), RADIO 570 LIMITED PARTNERSHIP, a Maryland limited partnership ("Radio 570"), RADIO 94 OF PHOENIX LIMITED PARTNERSHIP, a Maryland limited partnership ("Radio 94"), and RADIO 95 OF PHOENIX LIMITED PARTNERSHIP, a Maryland limited partnership ("Radio 95") (each of the foregoing entities shall be referred to herein individually as a "Seller" and collectively as the "Sellers") and CHANCELLOR RADIO BROADCASTING COMPANY, a Delaware corporation ("Buyer").

           WHEREAS, Classical is the licensee of radio broadcast stations WGMS-FM, Washington, D.C. ("WGMS") and WTEM(AM), Bethesda, Maryland ("WTEM"), pursuant to certain authorizations issued by the Federal Communications Commission ("FCC") and Classical operates WGMS and owns or leases certain assets used in connection with the operation of WGMS and WTEM;

           WHEREAS, Radio 570 operates WTEM and owns or leases certain assets used in connection with the operation of WTEM;

           WHEREAS, Radio Maryland is the licensee of radio broadcast station WBIG-FM, Washington, D.C. ("WBIG"), pursuant to certain authorizations issued by the FCC and Radio Maryland operates WBIG and owns or leases certain assets used in connection with the operation of WBIG;

           WHEREAS, Radio 100 is the licensee of radio broadcast stations KQQL(FM), Anoka, Minnesota ("KQQL"), and WBOB-FM, Minneapolis, Minnesota ("WBOB"), pursuant to certain authorizations issued by the FCC and Radio 100 operates each of KQQL and WBOB and owns or leases certain assets used in connection with the operation of KQQL and WBOB;

           WHEREAS, Radio 94 is the licensee of radio broadcast station KOOL-FM, Phoenix, Arizona ("KOOL"), pursuant to certain authorizations issued by the FCC and Radio 94 operates KOOL and owns or leases certain assets used in connection with the operation of KOOL;

           WHEREAS, Radio 95 has entered into an Asset
Purchase Agreement, dated as of May 3, 1996 (the "Radio 95 Asset Purchase Agreement"), by and among Radio 95, as buyer, Sundance Broadcasting, Inc., Sundance Broadcasting of Idaho, Inc., David E. Reese and Louise F. Reese, as sellers (collectively, the "Sundance Parties"), pursuant to which, among other things, Radio 95 has agreed to acquire from the Sundance Parties the assets owned, leased or used by the Sundance Parties in connection with the operation of radio broadcast stations KYOT-FM, Phoenix, Arizona ("KYOT"), KZON-FM, Phoenix, Arizona ("KZON"), KOY(AM), Phoenix, Arizona ("KOY"), KISO(AM), Phoenix, Arizona ("KISO"), WMIL-FM, Waukesha, Wisconsin ("WMIL"), and WOKY(AM), Milwaukee, Wisconsin ("WOKY," and, together with KYOT, KZON, KOY, KISO, and WMIL, the "Sundance Stations");

           WHEREAS, in connection with the Radio 95 Asset
Purchase Agreement, the FCC has approved the assignment of the radio broadcast licenses to Radio 95 for each of KYOT, KZON, KOY, KISO, WMIL, and WOKY; and

           WHEREAS, Sellers desire to sell, assign and transfer the FCC authorizations for WGMS, WBIG, WTEM, KQQL, WBOB, KOOL, KYOT, KZON, KOY, KISO, WMIL and WOKY (each a "Station" and collectively, the "Stations") and the assets and businesses of the Stations as described below, and Buyer desires to acquire the Stations, the FCC authorizations for the Stations, and the assets and businesses of the Stations as described below, all on the terms described in this Agreement;

           NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                 ARTICLE 1.
                         DEFINITIONS AND REFERENCES

           Capitalized terms used herein without definition shall have the respective meanings assigned thereto in ANNEX I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

                                 ARTICLE 2
                 SALE AND PURCHASE OF ASSETS; ESCROW DEPOSIT;
              PURCHASE PRICE; AMOUNTS; ASSUMPTION OF LIABILITIES

     2.1.  ASSET SALE AND PURCHASE OF ASSETS.

           Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, upon the Closing, each Seller shall sell, assign, transfer, convey and deliver to Buyer, free of all Encumbrances (other than Permitted Encumbrances), and Buyer shall purchase, acquire, pay for and accept from each Seller, all of each Seller's right, title and interest in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, wheresoever located, owned, leased or used (or to be owned, leased or used), by each Seller in connection with the business and operations of the Stations (collectively, the "Assets"); but excluding the Excluded Assets described in
SECTION 2.2.

           The Assets shall include, without limitation, all of each Seller's right, title and interest in, to and under the following:

           2.1.1. FCC LICENSES.

                  All licenses, permits and other
authorizations issued by the FCC to any Seller for the operation of the Stations (the "FCC Licenses"), including without limitation those listed in SCHEDULE 2.1.1, and all applications therefor, together with any pending applications, renewals, extensions or modifications thereof and additions thereto.

           2.1.2. REAL AND LEASED PROPERTY INTERESTS.

                  (a)    All the real property of any Seller
including, without limitation, all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by any Seller and used in connection with the business and operations of the Stations ("Real Property"), all of which are listed or described in SCHEDULE 2.1.2.

                  (b)    All the real property leasehold
interests of any Seller including, without limitation, leases and subleases of any land, easements and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by any Seller in connection with the business and operations of the Stations ("Leased Property"), all of which are listed or described in SCHEDULE 2.1.2.

           2.1.3. TANGIBLE PERSONAL PROPERTY.

                  All of the furniture, fixtures,
furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description maintained, owned, leased or used by any Seller in connection with the business and operations of the Stations, together with any replacements thereof and additions thereto made before the Closing, and less any retirements or dispositions thereof made before the Closing in the Ordinary Course of Business, including, without limitation, those items set forth and identitifed in SCHEDULE 2.1.3 for WGMS, WBIG and WTEM with a book value in excess of $20,000, and those items at the other Stations with a book value in excess of $5,000.

           2.1.4. INTELLECTUAL PROPERTY.

                  All of the service marks, copyrights,
franchises, software, licenses (other than the FCC Licenses), trademarks, trade names, internet domain names, jingles, slogans, logotypes and other similar intangible assets maintained, owned or used by any Seller in connection with the business and operations of the Stations (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, those set forth and identified in SCHEDULE 2.1.4 and the right to use the call letters for the Stations and the right to sue for past infringement of Intellectual Property to the extent necessary to enforce Buyer's rights to such Intellectual Property.

           2.1.5. PROGRAM CONTRACTS.

                  The program (cash and non-cash) licenses and contracts under which any Seller is authorized to broadcast programs on the Stations and listed on
SCHEDULE 2.1.5, and any other such program licenses, and contracts that are entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively the "Program Contracts").

           2.1.6. TRADE-OUT AGREEMENTS.

                  The contracts and agreements (excluding
Program Contracts) summarized in SCHEDULE 2.1.6, pursuant to which any Seller has sold, traded or bartered commercial air time on the Stations in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements").

           2.1.7. BROADCAST TIME SALES AGREEMENT.

                  All contracts and agreements pursuant to which any Seller has sold air time on the Stations for cash
(collectively the "Time Sales Agreements").

           2.1.8. OPERATING CONTRACTS.

                  The other contracts and agreements listed on SCHEDULE 2.1.8 (including, without limitation, employment agreements and talent contracts, collective bargaining agreements, network affiliation agreements and national and local advertising representation agreements for the Stations), together with all contracts and agreements that may be entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively, the "Operating Contracts" together with the Program Contracts, and the Trade-out Agreements and the Time Sales Agreements, but excluding any contract or agreement constituting an Excluded Asset set forth in
SCHEDULE 2.2.12, the "Station Contracts").

           2.1.9. PREPAID ITEMS.

                  All deposits and prepaid expenses of the Stations, including, without limitation, those set forth and described in SCHEDULE 2.1.9.

           2.1.10.  VEHICLES.

                  All automotive equipment and motor
vehicles maintained, owned, leased or otherwise used by any Seller in connection with the business and operations of the Stations, including, without limitation, those set forth and described in SCHEDULE 2.1.10.

           2.1.11.  FILES AND RECORDS.

                  All engineering, business and other
books, papers, logs, files and records pertaining to the business and operations of the Stations, but not the organizational documents and records or other partnership records of any Seller or other books and records which are Excluded Assets.

           2.1.12.  PERMITS AND LICENSES.

                  All permits, approvals, orders,
authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used by any Seller in connection with the business and operations of the Stations and all applications therefor, together with any pending applications, extensions or modifications thereof and additions thereto.

           2.1.13.  ACCOUNTS RECEIVABLE.

                  All Accounts Receivable arising out of the business and operations of the Stations.

     2.2.  EXCLUDED ASSETS.

           Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Sellers, to the extent in existence at 12:01 a.m.(Washington, D.C. local time) on the Closing Date, the following assets (collectively, the "Excluded Assets"):

           2.2.1. CASH.

                  All cash and cash equivalents held by any Seller, all interest payable in connection with any such cash, cash equivalents or short term investments, bank balances and rights in and to bank accounts, and marketable and other securities of any Seller.

           2.2.2. PERSONAL PROPERTY DISPOSED OF.

                  All tangible personal property disposed of or consumed in the Ordinary Course of Business as permitted by this Agreement.

           2.2.3. INSURANCE.

                  All contracts of insurance and all
insurance plans and the assets thereof.

           2.2.4. EMPLOYEE PLANS AND ASSETS.

                  All Plans, Benefit Arrangements,
Qualified Plans and Welfare Plans and the assets thereof.

           2.2.5. RIGHT TO TAX REFUNDS.

                  Any and all claims of any Seller with
respect to any Tax refunds.

           2.2.6. CERTAIN BOOKS AND RECORDS.

                  (a)  All of each Seller's organizational
documents and other partnership records, and originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records

(including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of any Seller relating to such Seller's operation of the business of the Stations prior to the Closing, (c) all records prepared by or on behalf of Sellers in connection with the sale of the Stations, and (d) all records and documents relating to any Excluded Assets.

           2.2.7. THIRD-PARTY CLAIMS.

                  All rights and claims of any Seller
whether mature, contingent or otherwise, against third parties relating to the Assets or the Stations, whether in tort, contract, or otherwise other than rights and claims relating to past infringement of Intellectual Property to the extent necessary to enforce Buyer's rights to such Intellectual Property.

           2.2.8. RIGHTS UNDER THIS AGREEMENT.

                  All of each Seller's rights under or
pursuant to this Agreement or any other rights in favor of Sellers pursuant to the other agreements contemplated hereby.

           2.2.9. SECURITIES.

                  All capital stock or other securities in respect of any Seller or any affiliate or partner of any Seller.

           2.2.10.  NAME.

                  All rights to the name "Colfax
Communications" or any logo or variation thereof and the goodwill associated therewith.

           2.2.11.  OTHER ASSETS.

                 Any interests, contracts, agreements and other assets owned, leased or used, or to be owned, leased or used in connection with the business and operations of the following radio broadcast stations (none of which items are used exclusively in the business and operations of the Stations):

                 (a) KOOL(AM), Phoenix, Arizona (it being understood that the assets of KOOL(AM) are being transferred by Sellers to Salem Media of Arizona, Inc.);

                 (b) KLTB(FM), Boise, Idaho;

                 (c) KARO(FM), Caldwell, Idaho; and

                 (d) KIDO(AM), Boise, Idaho.

           2.2.12.  EXCLUDED CONTRACTS AND UNRELATED ASSETS.

                  The contracts, agreements and any other Assets listed on
SCHEDULE 2.2.12, including certain real estate of Sellers not used in the business and operations of the Stations.

     2.3.  ESCROW DEPOSIT.

           For and in partial consideration of the execution and delivery of this Agreement, simultaneously with the execution and delivery of this Agreement, Buyer is depositing in escrow with the Deposit Escrow Agent an amount equal to Twenty Million Dollars ($20,000,000) in cash, such cash to be held as an earnest money deposit (the "Deposit"), in accordance with the terms and conditions of the Deposit Escrow Agreement.

     2.4.  PURCHASE PRICE.

           For and in consideration of the conveyances and assignments described herein and in addition to the assumption of Liabilities as set forth in SECTION 2.8, Buyer agrees to pay to Sellers, and Sellers agree to accept from Buyer, an amount equal to Three Hundred Sixty Five Million Dollars ($365,000,000) (the "Base Purchase Price"), PLUS or MINUS (as the case may be) (a) the Net Working Capital Amount as provided for in SECTION 2.6, (b) the Proration Amount as provided for in SECTION 2.6 and (c) the amount of any of the Stations' net trade balance at Closing, if and to the extent any such balance is positive or negative by an amount in excess of $25,000 per Station (in the event any such balance is positive in excess of $25,000, then the Purchase Price shall be increased by such excess; in the event any such balance is negative in excess of $25,000, then the Purchase price shall be decreased by such excess) (collectively, the "Purchase Price"). The Purchase Price shall be payable as described in SECTION 2.5. The Purchase Price shall be allocated among the Assets in accordance with
SECTION 8.5. The Purchase Price shall be allocated among the Sellers in accordance with SECTION 2.7.

     2.5.  PAYMENT OF PURCHASE PRICE.

           At the Closing, subject to the satisfaction or waiver of all the conditions to the Buyer's obligations hereunder, Buyer shall deliver the Base Purchase Price, plus or minus (as the case may be) the Estimated Net Working Capital (as defined in SECTION 2.6.1), the initial Proration Amount determined in accordance with SECTION 2.6.3, and the adjustment set forth in
SECTION 2.4(C), by wire transfer of immediately available federal funds to an account which will be identified by Sellers not less than two (2) days prior to the Closing Date, and Seller shall cause the Deposit Escrow Agent to return the Deposit to Buyer (or its agent) contemporaneously with the Closing.

     2.6.  NET WORKING CAPITAL AMOUNT AND PRORATION AMOUNT.

           2.6.1. ESTIMATED NET WORKING CAPITAL AMOUNT. At least three (3) days prior to the Closing Date, Sellers shall deliver to Buyer in writing and in reasonable detail a good faith estimate of the Net Working Capital (the "Estimated Net Working Capital") as of the Closing Date. The Purchase Price shall be (a) increased by the amount, if any, by which the Estimated Net Working Capital exceeds zero dollars ($0), or (b) decreased by the amount, if any, by which the Estimated Net Working Capital is less than zero dollars ($0) (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Working Capital Amount").

           2.6.2. FINAL NET WORKING CAPITAL AMOUNT. Within ninety (90) days after the Closing Date, Buyer shall deliver to Sellers in writing and in reasonable detail a good faith final determination of the Net Working Capital as of the Closing Date ("Final Net Working Capital Amount"). Sellers shall assist Buyer in making such determination and Buyer shall provide Sellers with reasonable access to the properties, books and records relating to the Stations for the purpose of determining the Final Net Working Capital Amount.
 Sellers shall have the right to review the computations and workpapers used in connection with Buyer's preparation of the Final Net Working Capital Amount. If Sellers disagree with the amount of the Final Net Working Capital Amount determined by Buyer, Sellers shall so notify Buyer in writing within forty-five (45) days after the date of receipt of Buyer's Final Net Working Capital Amount, specifying in detail any point of disagreement; provided, however, if Sellers fail to notify Buyer in writing of Sellers' disagreement within such forty-five (45) day period, Buyer's determination of the Final Net Working Capital Amount shall be final, conclusive and binding on Sellers and Buyer. After the receipt of any notice of disagreement, Buyer and Sellers shall negotiate in good faith to resolve any disagreements regarding the Final Net Working Capital Amount. If any such disagreement cannot be resolved by Sellers and Buyer within forty-five (45) days after Buyer has received notice from Sellers of the existence of such disagreement, Buyer and Sellers shall jointly select KPMG Peat Marwick, or another nationally recognized independent public accounting firm (which has not performed any service since January 1, 1992 for either Buyer or Sellers or any of their respective subsidiaries), (the "Accounting Firm") to review the Buyer's determination of the Final Net Working Capital Amount and to resolve as soon as possible all points of disagreement raised by Sellers. All determinations made by the Accounting Firm with respect to the Final Net Working Capital Amount shall be final, conclusive and binding on Buyer and Sellers. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by Buyer and one-half by Sellers.

           If the Final Net Working Capital Amount is such that Buyer's payment of the Estimated Net Working Capital Amount is an underpayment to Sellers for the actual Net Working Capital, then Buyer shall pay Sellers in cash, within two (2) business days following the final determination by the Accounting Firm as set forth in the immediately preceding paragraph of the Final Net Working Capital Amount, an amount equal to such underpayment plus interest at the rate of eight percent (8%) per annum from the Closing Date to the payment date. If the Final Net Working Capital Amount is such that Buyer's payment of the Estimated Net Working Capital Amount is an overpayment to Sellers for the actual Net Working Capital, then Sellers shall pay Buyer in cash within two (2) business days following the determination of the Final Net Working Capital Amount an amount equal to such overpayment, plus interest thereon at the rate of eight percent (8%) per annum from the Closing to the payment date. Any amounts paid pursuant to this SECTION 2.6.2 shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

           Buyer and Sellers agree that prior to the date of the final determination of the Final Net Working Capital Amount pursuant to this
SECTION 2.6.2 (by the Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the final determination of the Final Net Working Capital Amount.

           2.6.3. PRORATION AMOUNT. To the extent not otherwise adjusted for in the determination of the Net Working Capital, at least three (3) days prior to the Closing Date, Sellers shall make a good faith estimate of the adjustment to the Purchase Price customary in radio broadcast station transactions for Proration Items (the "Proration Amount") to reflect that all Proration Items of the Stations shall be apportioned between Buyer and Sellers so that all such Proration Items attributable to the business and operation of the Stations for the period prior to the Closing Date are for the account of Sellers and for the period on and after the Closing Date are for the account of Buyer. After the Closing Date, the Proration Amount shall be finally determined in accordance with the provisions for final determination of the Net Working Capital set forth in SECTION 2.6.2 and all disagreements regarding the Proration Amount shall be negotiated in good faith by Buyer and Sellers and otherwise settled in accordance with the provisions for the resolution for disagreements regarding the Final Net Working Capital set forth in SECTION 2.6.2. Any overpayment or underpayment of the Proration Amount determined in accordance with this SECTION 2.6.3 shall be paid in the same manner as amounts paid pursuant to SECTION 2.6.2.

     2.7.  ALLOCATION OF PURCHASE PRICE.

           Sellers and Buyer agree to allocate the Base Purchase Price among the Sellers for all purposes (including financial, accounting and Tax purposes) as follows:

          (a)  Classical         $50,000,000.00
          (b)  Radio Maryland    $90,000,000.00
          (c)  Radio 570         $21,000,000.00
          (d)  Radio 100         $85,000,000.00
          (e)  Radio 94          $30,000,000.00
          (f)  Radio 95          $89,000,000.00

The Purchase Price shall be allocated among the classes of Assets as provided for in SECTION 8.5.

     2.8.  ASSUMPTION OF LIABILITIES.

           2.8.1. At the Closing, Buyer shall assume, discharge, agree to perform and indemnify Sellers from (a) all Liabilities relating to the ownership and operation of the Stations and the Assets for the period on and after the Closing Date, which shall include, without limitation, all Liabilities arising on and after the Closing with respect to the Station Contracts, and (b) current Liabilities for which there has been an adjustment to the Purchase Price in connection with the determination of the Final Net Working Capital Amount (collectively, the "Assumed Liabilities").

           2.8.2. Except for the Assumed Liabilities expressly assumed by Buyer pursuant to SECTION 2.8.1 hereof, Buyer assumes no other Liabilities of any kind or description.

     2.9.  SUNDANCE STATIONS.

           2.9.1. Buyer acknowledges and agrees that the consummation of the purchase by Radio 95 of the Sundance Stations is scheduled to occur during September 1996 (the "Sundance Closing"). Notwithstanding anything to the contrary set forth herein or otherwise, neither Radio 95 nor any other Seller shall make or be deemed to make any representations, warranties, covenants or agreements regarding the Sundance Stations until the consummation of the Sundance Closing and thereafter any representations, warranties, covenants or agreements regarding the Sundance Stations shall only relate to Radio 95's period of ownership of the Sundance Stations.

           2.9.2. To the extent assignable, Sellers agree to assign all of Sellers' right, title and interest in, to and under the Radio 95 Asset Purchase Agreement. In the event that any such rights and interests are not assignable, Sellers shall use commercially reasonable efforts (a) to provide Buyer the financial and business benefits Buyer would have enjoyed had such rights and interests been assignable and (b) upon the request of Buyer, to enforce in Sellers' name for the account of Buyer any rights that would otherwise have been available to Buyer had the rights and interests under the Radio 95 Asset Purchase Agreement been assignable.

                                 ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES BY SELLER

           Except as set forth in the Schedules to be delivered pursuant to this Agreement as provided for in SECTION 8.8 (which Schedules may be updated in accordance with SECTION 8.6), each Seller, with respect to such Seller and with respect to the Station and Assets owned by such Seller, represents and warrants to Buyer as follows:

     3.1.  ORGANIZATION AND STANDING.

           Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Seller has the full partnership power and authority to own, lease and otherwise to hold and operate the Assets, to carry on the business of the Stations as now conducted, and to enter into and perform the terms of this Agreement, the other Seller Documents and the transactions contemplated hereby and thereby.

     3.2.  AUTHORIZATION.

           The execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of the partners of Seller and by any other necessary limited partnership actions of Seller (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each other Seller Document will constitute, valid and binding agreements and obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     3.3. COMPLIANCE WITH LAWS.

          Except as permitted or contemplated hereby, the operations of the Stations have been and are now being conducted by Sellers in material compliance with all Laws of the FCC or any other Governmental Authority binding on Sellers, the Stations or their respective properties or Assets, except to the extent the failure to so comply would not be reasonably expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 3.3, no investigation or review by any Governmental Authority with respect to the Sellers or the Stations is pending or, to Sellers' Knowledge, threatened. Without limiting the generality of the foregoing, Sellers have complied in all material respects with the Communications Act, and all rules, regulations and written policies of the FCC thereunder.

     3.4. CONSENTS AND APPROVALS; NO CONFLICTS.

          3.4.1. The execution and delivery of this Agreement, and the other Seller Documents and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority where the failure to make such filing or obtain such consent will have a Material Adverse Effect, except as follows: (a) filings required under Hart-Scott-Rodino, (b) consents to the assignment of the FCC Licenses to Buyer by the FCC, (c) filings, if any, with respect to real estate transfer taxes, and (d) certain of the Station Contracts may be assigned only with the consent of third parties, as specified in SCHEDULE 3.4.1.

          3.4.2. Assuming all consents, approvals, authorizations and other actions described in SECTION 3.4.1. have been obtained and all filings and notifications described in SECTION 3.4.1. have been made, the execution, delivery and performance of this Agreement and the other Seller Documents by Seller do not and will not (a) conflict with or violate any Law applicable to Seller, the Assets or the Stations or by which any of the Assets or Stations is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any contract or agreement to which Seller is a party or by which Seller is bound or to which any of the Assets or any Station is subject or affected, (c) result in the creation of any Encumbrance upon the Assets, or (d) conflict with or violate the organizational documents of Seller; except where any such conflict, violation or breach would not, individually or in the aggregate, have a Material Adverse Effect.

     3.5. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          3.5.1. Sellers have delivered to Buyer the following financial statements: (a) combined audited balance sheets of WGMS, WTEM, WBIG, WBOB and KQQL (collectively, the "Five Station Group") as of the end of the fiscal year ending December 31, 1995, and the combined statements of income and cash flows for such fiscal year; (b) unaudited balance sheets of each Station in the Five Station Group as of the end of the seven-month period ending July 31, 1996; (c) combined unaudited balance sheets of KOOL and KOOL(AM), Phoenix, Arizona ("KOOL(AM)"), as of the end of the fiscal year ending December 31, 1995, and the statement of income and cash flows for such fiscal year; (d) combined unaudited balance sheets of KOOL and KOOL(AM) as of July 31, 1996;
(e) audited balance sheets of the Sundance Stations as of the end of the fiscal year ending December 31, 1995, and the statements of income and cash flows for such fiscal year; and (f) unaudited balance sheets of the Sundance Stations as of the end of the six-month period ending June 30, 1996. The financial statements referred to in SECTION 3.5.1(a), SECTION 3.5.1(b) and
SECTION 3.5.1(d): (i) present fairly in all material respects the financial condition of the Stations to which such financial statements are applicable as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (ii) have been prepared on the accrual basis of accounting used by Sellers in the preparation of Sellers' federal income tax returns (except that unaudited financial statements do not contain all footnotes and are subject to year-end audit adjustments).

          3.5.2. Except as set forth in SCHEDULE 3.5.2, there exist no Liabilities of either the Five Station Group or KOOL relating to, or arising out of, the business or operations of such Stations, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the unaudited balance sheets as of July 31, 1996 (the "Current Balance Sheet Date") included in SCHEDULE 3.5.1 and (b) for Liabilities that (i) were incurred after the Current Balance Sheet Date in the Ordinary Course of Business or (ii) individually and in the aggregate have not resulted, and could not reasonably be expected to result, in any Material Adverse Effect.

     3.6. ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Except as set forth and described in SCHEDULE 3.6, since the Current Balance Sheet Date, there has been no Material Adverse Effect (or any event that reasonably could be expected to have a Material Adverse Effect) relating to the Five Station Group and KOOL taken as a whole. Except as set forth and described in SCHEDULE 3.6, since the Current Balance Sheet Date, Seller has conducted the business of the Five Station Group and KOOL in the Ordinary Course of Business, and (except for events which would not, individually or in the aggregate, have a Material Adverse Effect) Seller has not (a) incurred loss of, or injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any Liability other than current Liabilities shown in the balance sheets furnished pursuant to SECTION 3.5.1(a), SECTION 3.5.1(b) or
SECTION 3.5.1(d), and current Liabilities incurred since the Current Balance Sheet Date in the Ordinary

Course of Business; (d) mortgaged, pledged or subjected to any Encumbrance any of its Assets except as shown in the balance sheets furnished pursuant to
SECTION 3.5.1(a), SECTION 3.5.1(b) or SECTION 3.5.1(d); (e) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims; (f) written down the value of any Assets or written off as uncollectible any Accounts Receivable, except write downs and write-offs in the Ordinary Course of Business; (g) entered into any transactions other than in the Ordinary Course of Business; (h) made any material change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing.

     3.7. ABSENCE OF LITIGATION.

          Except as set forth on SCHEDULE 3.7 as of the date hereof, there is no action, suit, investigation, claim, arbitration or litigation pending or, to Seller's Knowledge, threatened against Seller, the Assets, or the Stations before any Governmental Authority that, individually or in the aggregate, would be reasonably likely to (a) have a Material Adverse Effect, or (b) challenge or seek to prevent, enjoin, alter or materially delay the transaction contemplated hereby.

     3.8.  ASSETS.

           Except for the Excluded Assets, the Assets include all of the assets or property used in the business of the Stations as presently operated. Except for leased or licensed Assets, Seller is the owner of, and has good title to, the Assets free and clear of any Encumbrances, except for and subject only to (a) the Permitted Encumbrances, and (b) those Encumbrances listed in SCHEDULE 3.8 which shall be discharged and removed on or prior to the Closing Date. At the Closing, Buyer shall acquire good title to, and all right, title and interest in and to the Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances.

     3.9.  FCC MATTERS.

           3.9.1. Seller holds the FCC Licenses listed as held by Seller on
SCHEDULE 2.1.1. The FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are required for the business and operations of the Stations as currently operated. The FCC Licenses are valid and in full force and effect through the dates set forth on SCHEDULE 2.1.1, unimpaired by any condition which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in SCHEDULE 3.9, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting radio broadcast stations generally, no application, complaint, action or proceeding is pending or, to Seller's Knowledge, threatened that may result in the (a) the revocation, modification, non-renewal or suspension of any of the FCC Licenses, (b) the issuance of a cease-and-desist order, or (c) the imposition of any administrative or judicial sanction with respect to the Stations. Seller has no Knowledge of any facts, conditions or events relating to Seller or the Stations that would reasonably be expected to cause the FCC to deny the assignment of the FCC Licenses as provided for in this Agreement.

           3.9.2. Seller has duly and timely filed, or caused to be filed with the appropriate Governmental Authorities all material reports, statements, documents, registrations, filings or submissions with respect to the operations of the Stations in the Five Station Group and the ownership thereof, including, without limitation, applications for renewal of authority required by applicable law to be filed to the extent the failure to so file could reasonably be expected to have a Material Adverse Effect. All such filings complied in all material respects with applicable laws when made and no material deficiencies have been asserted with respect to any such filings. Except as disclosed in SCHEDULE 3.9, there are no facts or circumstances relating to Seller or the Stations arising from noncompliance with the Communications Act, or the rules, regulations or written policies of the FCC in effect on the date of this Agreement that could reasonably be expected to
(a) disqualify Seller from assigning the FCC Licenses to Buyer or (b) prevent or delay the consummation by Buyer of the transactions contemplated by this Agreement. The Stations have been operated in all material respects in accordance with the terms of the FCC Licenses. To Seller's Knowledge, with the exception of operations set forth in SCHEDULE 3.9, and with the further exception of such temporary reduced power operations as are necessary for routine maintenance, each Station operates within the operating power tolerances specified in 47 C.F.R. Section 73.1560(b). To Seller's Knowledge, no other broadcast station or radio communications facility is causing interference to the Stations' transmissions beyond that which is allowed by FCC rules and regulations.

     3.10. REAL PROPERTY.

           3.10.1. Sellers have (or shall have as of the Closing Date) good and marketable title to the Real Property listed in SCHEDULE 2.1.2, free and clear of all Encumbrances, except for (a) those items listed in SCHEDULE 3.10.1, and (b) Permitted Encumbrances.

           3.10.2. Sellers have (or shall have as of the Closing Date) a valid leasehold interest in all Leased Property listed as leased by Sellers in SCHEDULE 2.1.2. SCHEDULE 2.1.2 lists all leases and subleases pursuant to which any of the Leased Property is leased by Sellers. Sellers are (or shall be as of the Closing Date) the owners and holders of all the Leased Property purported to be granted by such leases and subleases. Each such lease and sublease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against Sellers, and to the Knowledge of Sellers, each other party thereto and grants the leasehold interest it purports to grant. Sellers have complied with all of the material provisions of such leases and subleases and are not in default thereunder in any material respect, and to Sellers' Knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

           3.10.3 The Real Property and the Leased Property listed in
SCHEDULE 2.1.2 constitute all of the real property owned, leased or used by any Seller in the business and operations of the Stations.

           3.10.4. To the Knowledge of Sellers, all buildings, structures, fixtures and other improvements on the Real Property are in good operating condition (ordinary wear and tear excepted) and are suitable for present uses.

           3.10.5. To the Knowledge of Sellers, no portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or threatened.

     3.11. CONDITION OF TANGIBLE ASSETS.

           SCHEDULE 2.1.3 hereto contains a list of material tangible Assets owned or held by Sellers and used in the conduct of the business and operations of the Stations (other than Real Property, which is addressed in the foregoing SECTION 3.10). Except for tangible Assets used by Sellers under leases or contracts, Sellers own and will have on the Closing Date good and marketable title to all property referred to in the immediately preceding sentence and none of such property is, or at the Closing will be, subject to any Encumbrances, other than Permitted Encumbrances. The tangible Assets and fixtures owned or used by Sellers necessary for the operation of the Stations, are in good operating condition (ordinary wear and tear excepted) and are sufficient to permit the conduct of the business of the Stations in material compliance with FCC rules and regulations. Sellers own or hold under leases or contracts all of the tangible personal property and fixtures required to conduct the business of the Stations as presently conducted. The Assets to be transferred hereunder constitute all of the assets, rights and properties that are required for the business and operations of the Stations as presently conducted.

     3.12. INTELLECTUAL PROPERTY.

           SCHEDULE 2.1.4 contains a true, correct and complete listing of all Intellectual Property owned or licensed by or registered in the name of Seller which is used in the business and operations of the Stations, all of which is transferable to Buyer by the sole act and deed of Seller; and except as set forth in SCHEDULE 3.12 no consent on the part of any other person is necessary to validate the transfer to Buyer of such Intellectual Property. Except as set forth in SCHEDULE 3.12, Seller pays no royalty to anyone with respect to the Intellectual Property. Seller owns or possesses all rights to use all such Intellectual Property material to the conduct of the business of the Stations. Seller does not have any Knowledge and Seller has not received any notice to the effect that any service rendered by Seller relating to the business of the Stations may infringe on any Intellectual Property right or other legally protectable right of another. Seller has the right to the use of the call letters of the Stations pursuant to the rules and regulations of the FCC.

     3.13. STATION CONTRACTS.

           The Station Contracts set forth in SCHEDULES 2.1.5, 2.1.6 and
2.1.8 are all of the contracts and agreements relating to the Assets, to the Stations or to the business and operations thereof, other than (a) contracts and agreements for the sale of broadcast time for cash entered into in the Ordinary Course of Business for less than one year; (b) contracts and agreements which are terminable by Seller on no more than ninety (90) days notice; and (c) contracts and agreements which do not require payments of more than $25,000 each or $150,000 in the aggregate per Station. Complete and correct copies of all such Station Contracts have been made available to Buyer and except as set forth on SCHEDULE 3.13, (a) each such Station Contract is in full force and effect; (b) Seller is not in material breach or default of the terms of any Station Contract; (c) none of the material rights of Seller under any such Station Contract will be subject to termination or modification, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and (d) to the Knowledge of Seller, no other party to any such Station Contract is in material breach or default of the terms thereunder.

     3.14. TAXES.

           3.14.1. Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all Seller Tax Returns required to be filed by Seller on or before the Closing Date with respect to all applicable Taxes.
In the case of any Seller Tax Returns which receive an extension for their date of filing, such Seller Tax Returns will be considered due on, and not considered required to be filed before, the extended due date. To the Seller's Knowledge, all of Seller Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will
be) true and complete in all material respects. Seller: (a) has paid all Taxes due to any Governmental Authority in connection with any of Seller Tax Returns; or (b) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

           3.14.2. There is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of Seller, threatened in respect of any Taxes associated with, or which would become a lien against, the Assets or operations of the Stations for which Seller may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the Knowledge of Seller, threatened. There is no Station Contract, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes associated with, or which would become a lien against, the Assets or operations of the Stations against Seller, and no power of attorney granted by Seller with respect to any related tax matters is currently in force.

     3.15. EMPLOYEE BENEFIT PLANS.

           3.15.1. SCHEDULE 3.15 lists all Plans and Benefit Arrangements maintained by or contributed to by Seller for the benefit of the employees of the Stations (collectively, the "Benefit Plans"). Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by applicable Law, including, without limitation, ERISA and the Code.

           3.15.2. SCHEDULE 3.15 sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in compliance with ERISA and the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof). The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

           3.15.3. SCHEDULE 3.15 lists all funded Welfare Plans that provide benefits to current or former employees of Seller or its beneficiaries. The funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. Seller is not subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

           3.15.4. SCHEDULE 3.15 (a) identifies all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of Seller, (b) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits, (c) discloses the funded status of the Plans providing or promising such benefits, and (d) sets forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of Seller.

           3.15.5. Seller has (a) filed or caused to be filed all returns and reports on the Plans that it is required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for Seller have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from Seller or from any other person that are or could become an Encumbrance on any Asset or could otherwise adversely affect the businesses or Assets. Seller has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. Seller has furnished to Buyer true and complete copies of all documents setting forth the terms and funding of each Plan.

           3.15.6. Seller has not loaned any money to any employee of Seller or the Stations.

     3.16. LABOR RELATIONS.

           3.16.1. Except as set forth in SCHEDULE 3.16, there are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending or threatened between Seller and any union. Except as set forth in SCHEDULE 3.16, Sellers have not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their employees. Except as disclosed on SCHEDULE 3.16, Seller with respect to the Stations (a) has no unfair labor practices or complaints pending or, to Seller's Knowledge, threatened against it before the National Labor Relations Board, (b) has no material grievances pending or, to Sellers' Knowledge, threatened against it and (c) has no material charges pending or, to Sellers' Knowledge, threatened against it before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

           3.16.2. On or prior to August 28, 1996, Seller shall provide to Buyer true and complete lists of the employees of Seller who perform significant services (a) at the Five Station Group Stations and KOOL dated as of July 31, 1996 and (b) at the Sundance Stations dated as of May 1, 1996; each such list sets forth the names, positions, and location of all employees or other Station and broadcast personnel and the current salaries of all such employees. SCHEDULE 3.16 sets forth any other compensation arrangements with respect to General Managers, Station Managers, General Sales Managers, Local Sales Managers, National Sales Managers, Program Directors, Business Managers, and Traffic Managers (collectively "Station Management") and all on-the-air broadcast personnel of the

Stations and indicates which of those employees, Station Management, or on-the-air broadcast personnel is a party of an employment or consulting or similar contract with Sellers that is not terminable upon not more than sixty
(60) days' notice without additional costs to Sellers.

     3.17. ENVIRONMENTAL MATTERS.

           3.17.1 Sellers have furnished to Buyer all information in any Seller's possession, custody or control pertaining to the environmental history of the Real Property or the environment, natural resources, and occupational safety at any of the Stations, including, without limitation, all environmental assessments.

           3.17.2. Except as set forth in SCHEDULE 3.17, to the Knowledge of Sellers, Sellers are in material compliance with, and the Real Property and all improvements and operations thereon are in material compliance with, all Environmental Laws.

           3.17.3 Except as set forth in SCHEDULE 3.17, there are no pending or, to the Knowledge of Sellers, threatened actions, suits, claims, investigations, or other legal proceedings based on (and Seller has not received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of the Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of Seller; (d) any facility operations or procedures of Sellers which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property arising from Sellers' activities involving Hazardous Materials. Sellers have been duly issued all permits, licenses, certificates and approvals required under any Environmental Law, except for such permits the failure to obtain, will not have, individually or in the aggregate, a Material Adverse Effect.

           3.17.4 Sellers have obtained and currently maintain all permits, licenses, certificates and approvals required under any Environmental Law, and are and have been in compliance therewith except for such permits the failure to obtain, maintain or comply with, will not have, individually or in the aggregate, a Material Adverse Effect.

           3.17.5 Except as set forth in SCHEDULE 3.17, there is not now nor in the past has been on, under, or at any of the Real Property any underground storage tanks, underground piping associated with such tanks, impoundments containing Hazardous Materials, above-ground storage tanks, dikes, any asbestos-containing materials or any polychlorinated biphenyls.

           3.17.6 Except as disclosed on SCHEDULE 3.17 and to Seller's Knowledge, no facts, circumstances, or conditions with respect to Hazardous Materials exist at any Real Property or the operations thereon that could reasonably be expected to have a Material Adverse Effect.

     3.18. TRANSACTIONS WITH AFFILIATES

           Except as set forth in SCHEDULE 3.18 attached hereto, Seller is not now, and since January 1, 1996, has not been, a party, directly or indirectly, to any contract, lease, arrangement or transaction which is material to the business or operations of any Station, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any affiliate of Seller, or any officer, director, employee, proprietor, partner or shareholder of Seller. The terms and conditions of the transactions involving Seller and any affiliate of Seller which are identified on SCHEDULE 3.18 are described briefly therein.

     3.19. INSURANCE.

           SCHEDULE 3.19 contains a list and brief summary of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Stations and held by Seller.
All such policies are in full force and effect.

                         ARTICLE 4.
           REPRESENTATIONS AND WARRANTIES BY BUYER

           Buyer represents, warrants and covenants to Sellers as follows:

     4.1.  ORGANIZATION AND STANDING.

           Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and by the Closing Date will be duly qualified to do business in each jurisdiction where such qualification is necessary for the ownership and operation of the Stations. Buyer has the full power and authority to enter into and perform the terms of this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.

     4.2.  AUTHORIZATION.

           The execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each such other Buyer Document will constitute, a valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     4.3.  CONSENTS AND APPROVALS; NO CONFLICTS.

           4.3.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Buyer, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority where the failure to make such filing or obtain such consent will have a Material Adverse Effect, except as follows: (a) filings required under Hart-Scott-Rodino, (b) approvals of the assignment of the FCC Licenses to Buyer by the FCC; and (c) filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

           4.3.2. Assuming all consents, approvals, authorizations and other actions described in SECTION 4.3.1 have been obtained and all filings and notifications described in SECTION 4.3.1 have been made, the execution, delivery and performance of this Agreement and the other Buyer Documents by Buyer do not and will not (a) conflict with or violate any Law applicable to Buyer, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any contract or agreement to which Buyer is a party or by which Buyer is bound, or (c) conflict with or violate the organizational documents of Buyer.

     4.4.  AVAILABILITY OF FUNDS.

           Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

     4.5.  QUALIFICATION OF BUYER.

           Buyer is, and pending Closing will be legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Stations. There are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring or operating any of the Stations or would cause the FCC not to approve the assignment of the FCC Licenses to Buyer. Buyer has no knowledge of any fact or circumstance relating to Buyer or any of Buyer's affiliates that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC Licenses to Buyer, or (b) lead to a delay in the processing by the FCC of the applications for such assignment. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

     4.6.  NO OUTSIDE RELIANCE.

           Buyer has not relied and is not relying on any statement, representation or warranty not made in this Agreement, any Schedule hereto or any certificate to be delivered to Buyer at the Closing pursuant to this Agreement. Buyer is not relying on any projections or other predictions contained or referred to in the Schedules or other materials that have been or may hereafter be provided to Buyer or any of its Affiliates, agents or representatives, and Sellers make no representations or warranties with respect to any such projections or other predictions.

                          ARTICLE 5.
                      PRE-CLOSING FILINGS

     5.1.  APPLICATIONS FOR FCC CONSENT.

           As promptly as practicable and no later than September 25, 1996, Sellers and Buyer shall jointly file applications with the FCC requesting its consent to the assignment of the FCC Licenses for the Stations from Sellers to Buyer. Sellers and Buyer will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of the applications by the FCC; provided, however, that none of the parties hereto shall have any obligation to take any steps which would be reasonably expected to have a material adverse effect on the business, assets or financial condition of such party taken as a whole.

     5.2.  HART-SCOTT-RODINO.

           As promptly as practicable and no later than fifteen (15) business days following the execution of this Agreement, Sellers and Buyer shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR Filing"), or shall mutually agree that no such filing is required. Sellers and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of Hart-Scott-Rodino.

                          ARTICLE 6.
              COVENANTS AND AGREEMENTS OF SELLER

          Each Seller covenants and agrees with Buyer as follows:

     6.1.  NEGATIVE COVENANTS.

           Pending and prior to the Closing, Seller will not directly or indirectly, without the prior consent of Buyer, which consent will not be unreasonably withheld or delayed, do or agree to do any of the following:

           6.1.1. DISPOSITIONS; MERGERS.

                  Sell, assign, lease or otherwise transfer or dispose of any of the Assets other than in the Ordinary Course of Business without replacing such asset with an asset of substantially the same value and utility; or merge or consolidate with or into any other entity or enter into any contracts or agreements relating thereto.

           6.1.2. ACCOUNTING PRINCIPLES AND PRACTICES.

                  Change or modify any of Seller's accounting principles or practices or any method of applying such principles or practices.

           6.1.3. PROGRAM CONTRACTS.

                  Acquire or enter into any new Program Contracts or renew, extend, amend, alter, modify or otherwise change any existing Program Contract, except in the Ordinary Course of Business, or except for such Program Contracts the payments under which exceed Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate or except for such Program Contracts that are not cancelable without penalty with ninety (90) days' notice.

           6.1.4. BROADCAST TIME SALES AGREEMENTS.

                  Enter into any Time Sales Agreement, except in the Ordinary Course of Business, but in no event longer than one (1) year.

           6.1.5. ADDITIONAL AGREEMENTS.

                  Acquire or enter into any new Station Contracts not referred to in SECTIONS 6.1.3, 6.1.4 or 6.1.5 above, or renew, extend, amend, alter, modify or otherwise change any existing Station Contract, except in the Ordinary Course of Business, or except for such Station Contracts the payments under which exceed Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate through the Closing Date (collectively, "Additional Agreements").

           6.1.6. EMPLOYEE MATTERS.

                  Enter into or become subject to any employment, labor, union, or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan; or increase the compensation payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee, except in the Ordinary Course of Business.

           6.1.7.   INCONSISTENT ACTIONS.

                    Seller shall not take any action that is materially inconsistent with its obligations under this Agreement.

     6.2.  AFFIRMATIVE COVENANTS.

           Pending and prior to the Closing Date, each Seller will:

           6.2.1. PRESERVE EXISTENCE.

                  Preserve its partnership existence and business organization intact, maintain its existing franchises and licenses, use commercially reasonable efforts to preserve for the Buyer the relationships of the Stations with suppliers, customers, employees and others with whom the Stations have business relationships and refrain from materially and adversely changing any business policies including, but not limited to, advertising (including substantially the same amount of cash expenditure), marketing, pricing, purchasing, personnel, sales, and budget policies, and keep all Assets substantially in their present condition, ordinary wear and tear excepted.

           6.2.2. NORMAL OPERATIONS.

                  Subject to the terms and conditions of this Agreement (including, without limitation, SECTION 6.1), (a) carry on the businesses and activities of the Stations, including without limitation, the sale of advertising time, entering into other contracts and agreements, or purchasing and scheduling of programming, in the Ordinary Course of Business; (b) pay or otherwise satisfy all obligations (cash and barter) of the Stations in the Ordinary Course of Business; (c) maintain its books of account, records, and files in substantially the same manner as heretofore; (d) maintain its Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and repair or replace, consistently with the Ordinary Course of Business, any Asset that may be damaged or destroyed and (e) continue to collect and write-off Accounts Receivables in the Ordinary Course of Business.

           6.2.3. MAINTAIN FCC LICENSES.

                  Maintain the validity of the FCC Licenses, and comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC and all other applicable laws, rules and regulations.

           6.2.4. STATION CONTRACTS.

                  Pay and perform its obligations in the Ordinary Course of Business under the Station Contracts and under any Additional Agreements that shall be entered into between the date hereof and the Closing pursuant to
SECTION 6.1.6, in accordance with the respective terms and conditions of such Station Contracts.

           6.2.5. TAXES.

                  Pay or discharge all Taxes when due and payable in the Ordinary Course of Business.

           6.2.6. PARTNERSHIP ACTION.

                  Take all partnership action (including, without limitation, all partner action) under the Laws of any state having jurisdiction over Seller necessary to effectuate the transactions contemplated by this Agreement and by the other Seller Documents.

           6.2.7. ACCESS.

                  Cause to be afforded to representatives of Buyer, including without limitation legal counsel, auditors and environmental and engineering consultants, reasonable access during normal business hours to offices, properties, assets, books and records, contracts and reports of the Stations, as Buyer shall from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of Seller or the Stations. All requests for access to the offices, properties, assets, books and records, contracts and reports of the Stations shall be made to such representatives as Seller shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Buyer acknowledges and agrees that neither Buyer nor its representatives shall contact any of the employees, customers, suppliers, partners, or other associates or affiliates of Seller or the Stations, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of Seller, and shall not be unreasonably withheld or delayed. Prior to the Sundance Closing, Sellers acknowledge and agree that Sellers shall use all commercially reasonable efforts to allow Buyer to have access to the Sundance Stations for the purpose of due diligence.

           6.2.8. INSURANCE.

                  Maintain in full force and effect all of its existing casualty, liability, and other insurance policies, or comparable policies, through the day following the Closing Date in amounts not less than those in effect on the date hereof.

           6.2.9. FINANCIAL STATEMENTS.

                  Provide Buyer with unaudited monthly statements of assets and liabilities of Seller relating to the business and operations of the Stations, and statements of revenues and expenses reflecting the results of business and operations of the Stations for August, 1996 and for each month thereafter, within thirty (30) days after the end of each such month.

           6.2.10.  CONSENTS.

                  Seller shall use commercially reasonable efforts to obtain all consents, approvals and agreements of any third parties necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any consent of the parties to the Station Contracts designated as necessary in SCHEDULE
3.4.1 in order to consummate the transactions contemplated hereby (collectively, the "Restricted Contracts"). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, to the extent that the consent or approval of any third party is required under any Restricted Contract, Seller shall only be required to use reasonable efforts (not involving the payment by Seller of any money to any party to any such Restricted Contract) to obtain such consents and approvals, and in the event that Seller fails to obtain any such consent or approval (other than the consents and approvals set forth on SCHEDULE 9.2), Buyer shall have no right to terminate this Agreement.

           6.2.11.  PREPARATION OF FINANCIAL STATEMENTS.

                  Subject to and in accordance with Sellers' agreement regarding access to the Stations and the Assets as set forth in SECTION 6.2.7., Sellers shall, and shall cause their representatives, (and after the Sundance Closing, Sellers shall use commercially reasonable efforts to cause the Sundance Parties and their representatives) to cooperate in all reasonable respects with the efforts of Buyer and Buyer's independent auditors to prepare such audited and interim unaudited financial statements of the Stations as Buyer may reasonably determine are necessary to satisfy Buyer's public company reporting requirements pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934. Sellers shall (and, after the Sundance Closing, Sellers shall use commercially reasonable efforts to cause the Sundance Parties to) execute and deliver to Buyer's independent auditors such customary management representation letters as the auditors may require as a condition to such auditors ability to deliver an unqualified report upon the audited financial statements of the Stations for the periods for which such financial statements are required under the Securities Act of 1933 or the Securities Exchange Act of 1934. Sellers shall cause their independent public accountants (and, after the Sundance Closing, Sellers shall use commercially reasonable efforts to cause the independent public accountants for the Sundance Parties) to make available to Buyer and Buyer's representatives all of the work papers related to the financial statements or tax returns of Sellers (or the Sundance Parties, as the case may be), but only to the extent the same relate to the Stations, and to provide Buyer's independent auditors with reasonable access to those personnel (to the extent reasonably available) who previously have been involved in the audit or review of such financial statements and tax returns. Under no circumstances shall the preparation of the financial statements described in this SECTION 6.2.13.: (a) require any Seller or any Sundance Party to change or modify any accounting policy, (b) cause any unreasonable disruption in the business or operations of the Station, or (c) cause any delay in any internal reporting requirements of Sellers. All cost and expenses incurred in connection with the preparation of (and assimilation of relevant information for) the financial statements described in this SECTION 6.2.13 shall be paid by Buyer.

     6.3.  CONFIDENTIALITY.

           Seller shall, at all times, maintain strict confidentiality with respect to all documents and information furnished to Sellers by or on behalf of Buyer. Nothing shall be deemed to be confidential information that: (a) is known to Sellers at the time of its disclosure to Sellers and is not subject to any other confidentiality agreement or arrangement; (b) becomes publicly known or available other than through disclosure by Sellers; (c) is received by Sellers from a third party not actually known by Sellers to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Sellers. Notwithstanding the foregoing provisions of this SECTION 6.3, Sellers may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws;
(b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Sellers will return to Buyer all documents and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

                                 ARTICLE 7.
                      COVENANTS AND AGREEMENTS OF BUYER

           Buyer covenants and agrees with Sellers as follows:

     7.1.  CONFIDENTIALITY.

           Buyer shall, at all times prior to the Closing, maintain strict confidentiality with respect to all documents and information furnished to Buyer by or on behalf of Sellers. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer and is not subject to any other confidentiality agreement or arrangement; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Sellers; or (d) is independently developed by Buyer. Notwithstanding the foregoing provisions of this SECTION 7.1, Buyer may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws; (b) to its officers, directors, partners, employees, representatives, financial advisors, attorneys, accountants, agents, underwriters, lenders, investors and any other potential sources of financing with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and
(c) to any Governmental Authority in connection with the transactions contemplated hereby or the financing thereof. In the event this Agreement is terminated, Buyer will return to Sellers all documents and other material prepared or furnished by Sellers relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement.

     7.2.  CORPORATE ACTION.

           Prior to the Closing, Buyer shall take all corporate action (including, without limitation, all shareholder action) under the Laws of any state having jurisdiction over Buyer necessary to effectuate the transactions contemplated by this Agreement and the other Buyer Documents.

     7.3.  ACCESS.

           From and after the Closing Date, Buyer shall cause to be afforded to representatives of Sellers reasonable access during normal business hours to offices, books and records, contracts and reports of the Stations, as Sellers shall from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall only be upon reasonable notice and shall not disrupt the personnel or operations of Buyer or the Stations. All requests for access to the offices, books and records, contracts and reports of the Stations shall be made to such representatives as Buyer shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder.

     7.4.  PENDING RENEWAL APPLICATIONS.

           Buyer hereby agrees that in the event that any applications to renew the FCC Licenses of any of the Stations are pending at the time of the Closing, Buyer shall succeed to the place of Sellers as the licensee of the Stations with respect to such pending renewal applications and will accept any and all liabilities and obligations associated therewith.
Notwithstanding any action of Buyer pursuant to this SECTION 7.4, Buyer shall retain all rights to seek indemnification from Sellers as provided for in
ARTICLE 12.

     7.5.  INCONSISTENT ACTIONS.

           Buyer shall not take any action that is materially inconsistent with its obligations under this Agreement.

                                 ARTICLE 8.
                   MUTUAL COVENANTS AND UNDERSTANDINGS
                            OF SELLER AND BUYER

     8.1.  POSSESSION AND CONTROL.

           Between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Stations, and such operation, including complete control and supervision over all programming, finances and personnel, shall be the sole responsibility of Sellers. On and after the Closing Date, Sellers shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Stations.

     8.2.  RISK OF LOSS.

           The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon Sellers. In the event of a loss or damage to the Assets which results in a Material Adverse Effect prior to the Closing Date which shall not be restored, replaced, or repaired as of the Closing Date, Buyer shall proceed with the Closing and receive at Closing, the insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which Sellers otherwise would be entitled, whereupon Sellers shall have no further liability to Buyer for such loss or damage.

     8.3.  PUBLIC ANNOUNCEMENTS.

           Sellers and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, nothing herein shall limit or prevent any party hereto from making such public announcement or disclosure required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or the NASDAQ Stock Market if such party has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     8.4.  EMPLOYEE MATTERS.

           8.4.1. Upon consummation of the Closing hereunder, Buyer shall offer employment to each of the employees of the Stations at a comparable salary, position and place of employment as held by each such employee immediately prior to the Closing. To the extent such employees accept employment with Buyer (collectively, "Transferred Employees"), such Transferred Employees will be included in Buyer's then-existing employee welfare benefit plans and will be subject to Buyer's then-existing employment policies, as generally applicable to Buyer's employees who are similarly situated. Buyer shall satisfy and discharge any Liability of Sellers or Buyer (including any Liabilities for severance, health or other benefit plans) arising out of the termination of any Transferred Employee and Buyer agrees that it shall not terminate any Transferred Employee without cause during the ninety (90) day period immediately following the Closing. Upon consummation of the Closing, Buyer shall assume and be responsible for all Liabilities of Sellers to Transferred Employees with respect to severance pay, sick leave, accrued vacation and other similar liabilities and obligations.

           8.4.2. As between Buyer and Sellers, Sellers agree to be responsible and liable for any medical, disability or other benefits owed under Sellers' benefit plans for the period prior to the Closing Date. Sellers will be responsible for providing, at its cost, all medical, life and other insurance coverage and benefits, and disability benefits to which any employee of Sellers who retired or was terminated from service with Sellers prior to the Closing Date or who was disabled prior to the Closing Date is entitled under Sellers' benefit plans or otherwise.

           8.4.3. Buyer agrees that it will permit those Transferred Employees, at each such Transferred Employee's option, to transfer as a direct rollover to Buyer's 401(k) Plan their respective pre-tax account balances under Sellers' 401(k) Plan, provided that such plan is a tax-qualified plan under

Section 401(a) and 401(k) of the Code and that the transfer of any such pre-tax account balance will not affect the tax qualified status of Buyer's 401(k) Plan. Sellers agree that if any such Transferred Employee elects to transfer its pre-tax account balance to Buyer's 401(k) Plan, Sellers will cause the trustees of Sellers' 401(k) Plan to transfer each such electing Transferred Employee's account to the trustee of Buyer's 401(k) Plan.

           8.4.4. Buyer agrees to provide any Transferred Employees with their accrued vacation and sick pay to the extent the Liabilities in respect of the accrued vacation and sick pay have been included in calculating the Net Working Capital Amount.

           8.4.5. After the date of this Agreement, Sellers hereby agree to cooperate with Buyer's efforts to secure for Buyer's benefit the employment of Sellers' employees effective as of the Closing Date; provided, however, that Seller shall have no obligation to incur any cost or expense in connection with such cooperation.

     8.5.  ALLOCATION OF PURCHASE PRICE.

           Sellers and Buyer each represent, warrant, covenant, and agree with each other that the Purchase Price shall be allocated among the Stations and classes of Assets for each Station, as agreed by the parties within thirty (30) days after the date hereof and as set forth in the SCHEDULE 8.5, which shall be prepared and agreed to within such thirty (30) day period. Sellers and Buyer agree, pursuant to Section 1060 of the Code that the Purchase Price shall be allocated in accordance with this SECTION 8.5, and that all Tax returns and reports shall be filed consistent with such allocation. Notwithstanding any other provision of this Agreement, the provisions of this SECTION 8.5 shall survive the Closing Date without limitation.

           If Sellers and Buyer are unable to agree on such allocation, within thirty (30) days following execution of this Agreement, Sellers and Buyer agree to retain Broadcast Investment Analysts (the "Appraisal Firm") to appraise the classes of Assets of each Station in accordance with the allocation among the Sellers set forth in SECTION 2.7. The Appraisal Firm shall be instructed to perform an appraisal of the classes of Assets of each Station and deliver a report to Sellers and Buyer as soon as reasonably practicable (the "Appraisal Report"). Sellers and Buyer shall each pay one-half of the fees, costs and expenses of the Appraisal Firm whether or not the transactions contemplated hereby are consummated.

     8.6.  DISCLOSURE SCHEDULES.

           Sellers and Buyer acknowledge and agree that Sellers shall have the right and obligation from time to time after the date hereof to update or correct the Schedules attached hereto to reflect changes in the business condition of the Sellers after the date hereof, omissions from the Schedules or other matters; provided, however, in the event that any such update or correction, individually or in the aggregate, results in a Material Adverse Effect, Buyer shall nevertheless retain all rights of Buyer hereunder as a result of such Material Adverse Effect. The inclusion of any fact or item on a Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules.

     8.7.  BULK SALES LAWS.

               Buyer hereby waives compliance by Sellers, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.

     8.8.  DUE DILIGENCE AND DISCLOSURE SCHEDULE DELIVERY.

          (a) Sellers hereby acknowledge that Buyers have not had any reasonable opportunity to perform due diligence with respect to the Assets and the Stations and the respective business and operations thereof, as well as Liabilities being conveyed and/or assigned to Buyer pursuant to this Agreement. Accordingly, Buyer shall have until 5:00 p.m. (Washington, D.C. local time) on September 11, 1996 to conduct an investigation that includes, but is not limited to, reviewing the Schedules to this Agreement, reviewing the Stations' financial performance, equipment, studio, transmitter, engineering, litigation, licenses, and all other aspects of the Assets and the Stations' ownership, performance, and operations.

          (b) Sellers shall cooperate in Buyer's due diligence and shall provide to Buyer an initial due diligence response no later than August 24, 1996 and shall diligently thereafter provide the remaining due diligence materials. Buyer hereby acknowledges that for business and legal reasons, Sellers have not been able to deliver the Schedules referred to in this Agreement prior to the date hereof. Sellers covenant to deliver to Buyer (i) initial drafts of the Schedules (constituting substantially all of such Schedules) prior to 5:00 p.m. (Washington, D.C. local time) on August 26, 1996 and (ii) final Schedules prior to 12:00 a.m. (Washington, D.C. local time) on August 28, 1996.

                                 ARTICLE 9.
                          CONDITIONS PRECEDENT TO
                        BUYER'S OBLIGATION TO CLOSE

           The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

     9.1.  REPRESENTATIONS AND COVENANTS.

           The representations and warranties of Sellers made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except as modified by the Schedules updated after the date hereof and except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Sellers required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all material respects.

     9.2.  REQUIRED CONSENTS.

           Sellers shall have obtained prior to the Closing Date all consents, authorizations or approvals necessary to effect valid assignments to Buyer of those Station Contracts listed on SCHEDULE 9.2, which shall include all leases of real property and towers for the Stations which require consents or approvals to effect valid assignment.

     9.3.  DELIVERY OF DOCUMENTS.

           At or prior to the Closing, Sellers shall have delivered to Buyer all contracts, agreements, instruments and documents identified in SECTION 11.2.

     9.4.  FCC ORDER.

           The FCC Order shall have been issued and become a Final Order with respect to the Stations.

     9.5.  HART-SCOTT-RODINO.

           All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

     9.6   LEGAL PROCEEDINGS.

           No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.

     9.7   SUNDANCE CONSUMMATION.

           Sellers shall have consummated the transactions contemplated by the Radio 95 Asset Purchase Agreement.

                                  ARTICLE 10.
                           CONDITIONS PRECEDENT TO
                         SELLER'S OBLIGATION TO CLOSE

           The obligations of Sellers to sell, transfer, convey and deliver the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Sellers) at or prior to the Closing of each of the following conditions:

     10.1. REPRESENTATIONS AND COVENANTS.

           The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Buyer required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all material respects.

     10.2. DELIVERY BY BUYER.

           At or prior to the Closing, Buyer shall have delivered to Sellers the Purchase Price, to the extent required to be paid on the Closing Date pursuant to SECTION 2.5, and all contracts, agreements, instruments and documents identified in SECTION 11.3.

     10.3. FCC ORDER.

           The FCC Order shall have been issued and become a Final Order with respect to the Stations.

     10.4. HART-SCOTT-RODINO.

           All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

     10.5. LEGAL PROCEEDINGS.

           No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.

                                 ARTICLE 11.
                                 THE CLOSING

     11.1. CLOSING.

           The Closing hereunder shall be held on a date specified by Buyer that is not later than ten (10) days following the date that the FCC Order has become a Final Order (the "Closing Date"); PROVIDED, HOWEVER, in no event shall the Closing take place prior to January 1, 1997. The Closing shall be held at 10:00 A.M. local time at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. or at such other time and place as the parties may agree. The effective time of the Closing shall be deemed to be 12:01 a.m. local time on the Closing Date.

     11.2. DELIVERY BY SELLER.

           At or before the Closing, Sellers shall deliver to Buyer in accordance with SECTION 9.3 the following:

           11.2.1.  AGREEMENTS AND INSTRUMENTS

                  The following bills of sale, assignments and other instruments of transfer, dated as of the Closing Date and duly executed by
Sellers:

                  (a) the Bill of Sale;
                  (b) the Assignment of FCC Licenses;
                  (c) the Assignment of Contracts and Leases;
                  (d) the Assignment of Intellectual Property;
                  (e) the Assumption Agreement;
                  (f) certificates of title with respect to the motor vehicles listed on SCHEDULE 2.1.9 or if any such motor vehicles are leased by Sellers, an assignment of such lease;
                  (g) special or limited warranty deeds for all Real Property owned by Sellers in a form commonly used in the jurisdictions where such Real Property is located.

           11.2.2.  CONSENTS.

                  (a) Seller shall use its commercially reasonable efforts to obtain all third party consents necessary for the conveyance of the Stations and the Assets to Buyer without the imposition of any conditions that would be adverse to Buyer.

                  (b) If Sellers fail to obtain any of the consents referenced in SECTION 11.2.2, Sellers shall use commercially reasonable efforts (i) to provide Buyer the financial and business benefits Buyer would have enjoyed had the consent been given and (ii) upon the request of Buyer, to enforce in Seller's name for the account of Buyer any rights that would otherwise have been available to Buyer had the consent been granted.

           11.2.3.  CERTIFIED RESOLUTIONS.

                  A copy of the approval of the partners of Sellers, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other Sellers Documents, and the consummation of the transactions contemplated hereby and thereby.

           11.2.4.  OFFICERS' CERTIFICATES.

                  (a) A certificate of an officer of the general partner of Sellers certifying the matters set forth in SECTION 9.1; and

                  (b) a certificate of an officer of the general partner of Sellers as to the incumbency of the representatives of Sellers executing this Agreement or any of the other Seller Documents on behalf of Sellers.

           11.2.5.  DEPOSIT.

                  The Deposit in accordance with the Deposit Escrow Agreement.

     11.3. DELIVERY BY BUYER.

           At or before the Closing, Buyer shall deliver to Sellers the following:

           11.3.1.  PURCHASE PRICE PAYMENT.

                  The Purchase Price in the amount and manner set forth in
     SECTION 2.

           11.3.2.  ASSUMPTION AGREEMENT.

                  The Assumption Agreement dated as of the Closing Date and duly executed by Buyer.

           11.3.3.  CERTIFIED RESOLUTIONS.

                  Copies of the resolutions of the directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

           11.3.4.  OFFICERS' CERTIFICATE.

                  (a) A certificate of Buyer signed by an officer of Buyer certifying the matters set forth in SECTION 10.1; and

                  (b) a certificate signed by the Secretary of Buyer as to the incumbency of the officers of Buyer executing this Agreement or any of the other Buyer Documents on behalf of Sellers.


                                  ARTICLE 12.
                          SURVIVAL; INDEMNIFICATION

     12.1. SURVIVAL OF REPRESENTATIONS.

           Unless otherwise set forth herein, all representations and warranties, covenants and agreements of Sellers and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect to the following extent: (a) representations and warranties shall survive for a period of fifteen (15) months after the Closing Date, (b) the covenants and agreements in this ARTICLE 12 shall continue in full force and effect until fully discharged (but not beyond the expiration of such fifteen
(15) months), and (c) any representation, or warranty that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of such fifteen (15) month period shall survive with respect to such claim or dispute until the final resolution thereof.

     12.2. INDEMNIFICATION BY SELLERS.

           Subject to the conditions and provisions of SECTION 12.4 and
SECTION 12.5, from and after the Closing Date, Sellers, jointly and severally, shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents, and shareholders (the "Buyer Indemnified Parties") from and against and in any respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) the business or operations of the Stations during the period prior to the Closing Date (except to the extent Buyer has expressly assumed the Liability for any such Losses pursuant hereto); (b) any misrepresentation or breach of the representations and warranties of Sellers contained in or made pursuant to this Agreement or any other Seller Document; or (c) any breach by Sellers of any covenants of Sellers contained in or made pursuant to this Agreement or any other Seller Document.

     12.3. INDEMNIFICATION BY BUYER.

           Subject to the conditions and provisions of SECTION 12.4 and
SECTION 12.5, from and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless each Seller and the partners of each Seller, and the officers, directors, employees, agents, and shareholders of any of the foregoing (the "SELLER INDEMNIFIED PARTIES"), from, against and with respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by any Seller, directly or indirectly, by reason of or resulting from: (a) any failure by Buyer to pay, perform or discharge any Liabilities expressly assumed by Buyer pursuant hereto or pursuant to the Assumption Agreement; (b) the business or operations of the Stations during the period on and after the Closing Date;
(c) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any other Buyer Document; or (d) any breach by Buyer of any covenants of Buyer contained in or made pursuant to this Agreement or any other Buyer Document.

     12.4. LIMITATION ON INDEMNIFICATION

           Notwithstanding any other provision of this Agreement to the contrary, in no event shall Losses include a party's incidental or consequential damages. Neither Sellers nor Buyer shall be liable to the other in respect of any indemnification hereunder except to the extent that
(a) the aggregate Losses under this Agreement of Sellers (taken as a whole) or Buyer, as the case may be, exceeds Five Hundred Thousand Dollars ($500,000) (the "Basket Amount"), and then only to the extent of the excess over the Basket Amount, and (b) the aggregate amount of such indemnification, together with all other indemnification payments by the indemnifying party, for Losses is less than Three Million Dollars ($3,000,000) (the "Indemnity Cap"); PROVIDED, HOWEVER, (i) any Losses incurred by Sellers in connection with Buyer's failure to comply with the covenants, agreements and indemnities set forth in SECTION 2.8.1 and (ii) any amounts owing in connection with the Final Net Working Capital shall not be subject to the Basket Amount or the Indemnity Cap. Notwithstanding anything to the contrary set forth herein or otherwise, Buyer acknowledges and agrees that the Basket Amount and the Indemnity Cap shall be applicable to all of the Sellers on a collective basis and not individually. Each party (a "recipient party") shall notify the other party (the "representing party") reasonably promptly of any perceived breach by the representing party of which the recipient party has knowledge of any representations and warranties, covenants, and agreements and of any Losses (including a brief description of the same) of the recipient party caused thereby. In the event of any breach that is cured prior to the Closing Date in accordance with the terms of this Agreement, the representing party shall have no obligation under SECTION 12.2 or SECTION 12.3 or otherwise to indemnify the recipient party with respect to such Losses. In addition, each recipient party will specify in writing to the representing party any perceived breach by the representing party of any representations and warranties, covenants, and agreements and of any Losses (including a brief description of the same) of the recipient party caused thereby. In the event that the recipient party fails to so notify the representing party of any such breach of which the recipient party has knowledge, the representing party shall have no obligation under SECTION 12.2 or SECTION 12.3 or otherwise to indemnify the recipient party with respect to such Losses.

     12.5. CONDITIONS OF INDEMNIFICATION.

           The obligations and liabilities of Sellers and of Buyer hereunder with respect to their respective indemnities pursuant to this SECTION 12, resulting from any Losses, shall be subject to the following terms and conditions:

           12.5.1. The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

           12.5.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives (reasonably satisfactory to the Indemnified Party) of its own choosing, the defense of such Losses at the Indemnifying Party's risk and expense.

           12.5.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

           12.5.4. Anything in this SECTION 12.5 to the contrary notwithstanding, (a) if there is a reasonable probability that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of any Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses, (b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, (c) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses, (d) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith and (e) in the event that both the Indemnified Party and the Indemnifying Party are parties (directly or through interpleader) to any Losses giving rise to indemnification hereunder and the Indemnified Party is advised by counsel that there is or may be a conflict of interest in the representation of both the Indemnified Party and the Indemnifying Party by one firm or counsel, the Indemnified Party shall be entitled to assume, at the sole cost and expense of the Indemnifying Party, the defense, compromise and settlement (subject to clause (b) above) of such Loss with counsel (in addition to appropriate local counsel) reasonably satisfactory to the Indemnifying Party.

           12.5.5. In the event that an Indemnified Party has a claim for indemnification which does not involve a claim against it by a third party (a "Direct Claim"), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice"), including with particularity the specific representation and warranty or covenant and agreement alleged to have been breached. If the Indemnifying Party notifies the Indemnified Party that it disputes an Indemnified Party's right of indemnification with respect to a particular Direct Claim, the parties shall use their reasonable efforts to negotiate a resolution of such dispute promptly. Subject to the limitations on indemnification set forth in this
ARTICLE 12, nothing in this Section 12.5.5 shall be deemed to prevent any Indemnified Party from initiating litigation under this Agreement with respect to any Direct Claim disputed by the Indemnified Party for the purpose of establishing the Indemnified Party's right to indemnification hereunder.

     12.6. CURE OF BREACH

           Notwithstanding any other provision of this Agreement to the contrary, a breach by Sellers of any representations and warranties or a failure to perform any covenant or agreement hereunder, if susceptible to cure, may be cured prior to the Closing Date by Sellers (a) by reducing the Purchase Price in an amount equal to the Losses as initially agreed to by Sellers and Buyer) to Buyer caused by such breach, (b) by making payment to a third party or taking other action to discharge the Losses, in which case Seller shall secure a release in form reasonably satisfactory to Buyer, of all liability of Buyer for the matter giving rise to such Losses, (c) by placing an amount equal to the Losses in an escrow account under an escrow arrangement reasonably satisfactory to Sellers and Buyer, or (d) a combination of the foregoing reasonably satisfactory to Buyer and Sellers.
If the foregoing actions fully cure the breach, Sellers shall have no obligation under SECTION 12.2 or otherwise to indemnify Buyer with respect to the Losses caused by such breach; if such actions partially cure the breach, Sellers shall continue to have an obligation under SECTION 12.2 to indemnify Buyer with respect to the remaining portion of the Losses caused by such breach.

                                  ARTICLE 13.
                                  TERMINATION

     13.1. TERMINATION

           13.1.1. This Agreement shall terminate, without any action by any party hereto, and shall be of no further force or effect if the Deposit Escrow Agent shall not have received the Deposit from Buyer prior to 5 p.m. (Washington, D.C. local time) on August 26, 1996.

           13.1.2 This Agreement may be terminated at any time prior to the Closing as follows:

           (a) by written notice of Buyer, in its sole and absolute discretion, delivered to Sellers at any time prior to 12:01 p.m. (Washington, D.C.

local time) on September 3, 1996; in which event Buyer shall receive the Deposit (and all interest accrued thereon);

           (b) in the event that Buyer has not terminated this Agreement pursuant to SECTION 13.1.2(a), by written notice of Buyer, in its sole and absolute discretion, delivered to Sellers at any time prior to 5:00 p.m. (Washington, D.C. local time) on September 11, 1996; in which event Sellers shall receive the Deposit (and all interest accrued thereon) notwithstanding any other provision contained herein to the contrary;

           (c)   by the mutual consent of Sellers and Buyer;

           (d) by either Buyer or Sellers, by written notice of termination delivered to the other, if (i) the FCC Order for the Stations has not become a Final Order and/or the Closing has not occurred within twelve (12) months after the date of this Agreement, provided, however, that the failure of the FCC Order to become a Final Order or the failure of the Closing to have occurred within twelve (12) months of the date of this Agreement shall not be attributable to the breach of this Agreement by the party seeking termination pursuant to this SECTION 13.1.2(d) or (ii) the FCC designates the applications contemplated by SECTION 5.1 for an evidentiary hearing.

           (e) by Buyer or Sellers by written notice to the other, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, permanently enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable;

           (f) by the party whose qualifications are not at issue, if, for any reason, the FCC denies or dismisses any of the applications and the time for reconsideration or court review under the Communications Act with respect to such denial or dismissal has expired and there is not pending with respect thereto a timely filed petition for reconsideration or request for review;

           (g) by written notice of Buyer to Sellers if the FCC Order contains a condition on Buyer that (i) is unrelated to Buyer's qualifications, (ii) applies to more than one of the Stations, and (iii) the time for reconsideration or court review under the Communications Act with respect to such condition(s) has expired without the filing with respect thereto of a timely petition for reconsideration or request for review;

           (h) Either Buyer or Sellers in accordance with the terms and conditions of ARTICLE 14.

     13.2  EFFECT OF TERMINATION

           13.2.1 In the event this Agreement is terminated as provided in SECTIONS 13.1.1, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; PROVIDED, HOWEVER, that the obligations of Buyer and Sellers set forth in SECTIONS 6.3 and 7.1 (which relate to confidentiality), and SECTION 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

           13.2.2 In the event this Agreement is terminated as provided in SECTIONS 13.1.2(a), 13.1.2(c), 13.1.2(e) and 13.1.2(g), Buyer shall receive the immediate return of the Deposit (and all interest accrued thereon) and this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; PROVIDED, HOWEVER, that the obligations of Buyer and Sellers set forth in SECTIONS 6.3 and 7.1 (which relate to confidentiality), and SECTION
15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

           13.2.3   In the event this Agreement is terminated as provided in
SECTION 13.1.2(b), Sellers shall receive the immediate delivery of the Deposit (and all interest accrued thereon) and this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; PROVIDED, HOWEVER, that the obligations of Buyer and Sellers set forth in SECTIONS 6.3 and 7.1 (which relate to confidentiality), and SECTION 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

           13.2.4 In the event this Agreement is terminated as provided in SECTIONS 13.1.2(d), 13.1.2(f) and 13.1.2(h), this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; PROVIDED, HOWEVER, that the obligations of Buyer and Sellers set forth in SECTIONS 6.3 and 7.1 (which relate to confidentiality), ARTICLE 14 (which relates to remedies and return of the Deposit) and SECTION 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

                        ARTICLE 14.
                         REMEDIES

     14.1. DEFAULT BY BUYER.

           If Buyer shall materially default in the performance of its obligations under this Agreement or if, as a result of Buyer's action or failure to act (notwithstanding an obligation under this Agreement to take a particular action), the conditions precedent to Sellers' obligation to close specified in SECTION 10 are not satisfied, and shall not cure such default within thirty (30) days of written notice of such default being given to it by Sellers, and for such reason or reasons this Agreement is not consummated, and provided that Sellers shall not then be in material default in the performance of Sellers' obligations hereunder, Sellers shall be entitled, by written notice to Buyer, to terminate this Agreement, and as Sellers' sole remedy under this Agreement, to receive the Deposit as liquidated damages, upon such payment Buyer shall be discharged from all further liability under this Agreement.

     14.2. DEFAULT BY SELLER.

           If Sellers shall materially default in the performance of Sellers' obligations under this Agreement, or if, as a result of Sellers' action or failure to act (notwithstanding an obligation under this Agreement to take a particular action), the conditions precedent to Buyer's obligation to close specified in SECTION 9 are not satisfied, and shall not cure such default within thirty (30) days of written notice of such default being given to it by Buyer, and for such reason or reasons this Agreement is not consummated, and provided that Buyer shall not then be in material default in the performance of Buyer's obligations hereunder, Buyer shall be entitled, by written notice to Sellers, to terminate this Agreement, to receive the immediate return of the Deposit, and to pursue all other remedies Buyer has at law or in equity or otherwise, except as otherwise provided in SECTION 14.4.

     14.3. LIQUIDATED DAMAGES.

           Sellers and Buyer have provided for the amount of the Deposit to be liquidated damages as a remedy for Sellers after having considered carefully the anticipated and actual harms and losses that would be incurred if Buyer defaults and thus fails to perform its obligations to consummate the transactions contemplated hereunder, the difficulty of ascertaining at this time the actual amount of damages, special and general, that Sellers will suffer in such event, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy in such event.

     14.4. SPECIFIC PERFORMANCE.

           Sellers hereby acknowledge that the Assets are unique, and that the harm to Buyer resulting from Sellers failure to perform their obligations hereunder cannot be adequately compensated by damages. Accordingly, Sellers agree that Buyer shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Sellers, which shall be in addition to the right to receive damages or seek any other remedy Buyer might otherwise have at law or in equity or otherwise.

                       ARTICLE 15.
                   GENERAL PROVISIONS

     15.1. ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION.

           Buyer agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Sellers in connection with the consummation of the purchase and sale contemplated by this Agreement. Sellers agree that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Buyer in connection with the consummation of the purchase and sale contemplated by this Agreement.

     15.2. BROKERS.

           Sellers represent to Buyer that, except for the brokerage fees payable to Sellers' Broker (which fees are solely the responsibility of Sellers), Sellers have not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Sellers that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Sellers agree to indemnify Buyer, and Buyer agrees to indemnify Sellers, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation and shall not be subject to the Basket Amount contained in SECTION 12.4.

     15.3. EXPENSES AND TAXES.

           Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, (a) Buyer and Sellers shall each pay half of all sales (including, without limitation, bulk sales), use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") applicable to, imposed upon or arising out of the transactions contemplated hereby whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon, (b) Sellers and Buyer shall each pay one-half of any FCC filing fees incurred in connection with the assignment of the FCC Licenses, and (c) Buyer shall pay any fees and expenses incurred in connection with any HSR Filings; provided, however, Sellers agree to reimburse Buyer up to the amount of $22,500 for any HSR Filing fees and expenses incurred by Buyer.

     15.4. NOTICES.

           All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission and shall be deemed to have been duly delivered and received on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery, and on the same day if transmitted by telegram, telex, or facsimile, addressed as follows:

               If to Buyer:

                    Chancellor Radio Broadcasting Company
                    12655 N. Central Expressway, Suite 405
                    Dallas, Texas  75243
                    Attn: Steven Dinetz, President and CEO
                    Fax: 214/239-0220
               with copies (which shall not constitute
               notice) to:

                    Leibowitz & Associates, P.A.
                    1 S.E. Third Avenue, Suite 1450
                    Miami, Florida  33131
                    Attn: Matthew L. Leibowitz
                    Fax: 305/530-9417

                    and

                    Hicks, Muse, Tate & Furst Incorporated
                    200 Crescent Court, Suite 1600
                    Dallas, Texas  75201
                    Attn:  Lawrence D. Stuart, Jr.
                    Fax:  214/7470-7355

                    and

                    Weil, Gotshal & Manges, LLP
                    100 Crescent Court, Suite 1300
                    Dallas, Texas  75201
                    Attn:  Jeremy W. Dickens
                    Fax:  214/746-7777

                    If to Sellers:

                    c/o Colfax Communications, Inc.
                    1250 24th Street, N.W.
                    Suite 800
                    Washington, D.C.  20037
                    Attn: Joseph O. Bunting, III
                    Fax: 202/828-0860

               with copies (which shall not constitute
               notice) to:

                    Hogan & Hartson, L.L.P.
                    111 South Calvert Street
                    Baltimore, Maryland  21202
                    Attn: Michael Silver
                    Fax: 410/539-6981

                    and

                    Hogan & Hartson, L.L.P.
                    8300 Greensboro Drive
                    McLean, VA  22102
                    Attn:  Richard T. Horan
                    Fax:  703/448-7650

                    and

                    Leventhal, Senter & Lerman
                    2000 K Street, N.W.
                    Suite 600
                    Washington, D.C.  20006
                    Attn: Steven A. Lerman
                    Fax: 202/293-7783


or such other address as the addressee may indicate by written notice to the other parties.

     15.5. WAIVER.

           No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     15.6. BENEFIT AND ASSIGNMENT.

           Except as hereinafter specifically provided in this SECTION 15.6, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. Without releasing Buyer from any of its obligations or liabilities hereunder (a) nothing in this Agreement shall limit Buyer's ability to assign, sell or transfer the Stations or the Assets in connection with a sale of stock or all or substantially all of Buyer's assets, or by merger, consolidation, or otherwise of Buyer or any affiliate of Buyer with (or to) a third party without the consent of Sellers (b) nothing in this Agreement shall limit Buyer's ability to assign the FCC

Licenses (including the right to acquire the FCC Licenses at the Closing) to Chancellor Broadcasting Licensee Company or any other wholly-owned subsidiary of Buyer without the consent of Sellers, and (c) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Sellers. Sellers shall execute an acknowledgment of such collateral assignments in such forms as Buyer or its institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to Sellers that any such collateral assignment has been foreclosed upon, Sellers shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's and/or Chancellor Broadcasting Company's successors and assigns as permitted hereunder. No person other than the parties hereto and the Seller Indemnified Parties and the Buyer Indemnified Parties is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and the Seller Indemnified Parties and the Buyer Indemnified Parties or their respective successors and assigns as permitted hereunder.

     15.7. ENTIRE AGREEMENT; AMENDMENT.

           This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

     15.8. SEVERABILITY.

           If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

     15.9.     HEADINGS.

           The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     15.10.    GOVERNING LAW.

           This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Maryland, excluding the choice of law rules thereof.

     15.11.    SIGNATURE IN COUNTERPARTS.

           This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

           IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                         CLASSICAL ACQUISITION LIMITED
                         PARTNERSHIP

                         By:  Radio Acquisition Associates
                              Limited Partnership, its
                              general partner

                              By:  Colfax Communications,
                                   Inc., its general partner

                                   By:
                                      -------------------------------
                                      Joseph O. Bunting, III
                                      Vice President and Secretary


                         RADIO 100 OF MARYLAND LIMITED
                         PARTNERSHIP

                         By:  Colfax Communications, Inc.,
                              its general partner


                                   By:
                                      -------------------------------
                                      Joseph O. Bunting, III
                                      Vice President and Secretary


                         RADIO 100 LIMITED PARTNERSHIP

                         By:  Colfax Communications, Inc.,
                              its general partner


                                   By:
                                      -------------------------------
                                      Joseph O. Bunting, III
                                      Vice President and Secretary

                         RADIO 570 LIMITED PARTNERSHIP

                         By:  Colfax Communications, Inc.,
                              its general partner


                                   By:
                                      -------------------------------
                                      Joseph O. Bunting, III
                                      Vice President and Secretary


                         RADIO 94 OF PHOENIX LIMITED
                         PARTNERSHIP

                         By:  Colfax Communications, Inc.,
                              its general partner


                                   By:
                                      -------------------------------
                                      Joseph O. Bunting, III
                                      Vice President and Secretary


                         RADIO 95 OF PHOENIX LIMITED
                         PARTNERSHIP

                         By:  Colfax Communications, Inc.,
                              its general partner


                                   By:
                                      -------------------------------
                                      Joseph O. Bunting, III
                                      Vice President and Secretary

                         CHANCELLOR RADIO BROADCASTING
                         COMPANY


                         By:
                            --------------------------------
                         Name:
                              ------------------------------
                         Title:
                               -----------------------------

     The undersigned hereby guarantees to Buyer the payment and performance of all of the obligations of Sellers under Article 12 of this Asset Purchase Agreement.

COLFAX COMMUNICATIONS, INC.

:By:
    --------------------------------------
          Joseph O. Bunting, III
          Vice President and Secretary

                                   ANNEX I
                                  DEFINITIONS

          "ACCOUNTING FIRM" shall have the meaning specified in SECTION 2.6.2.

          "ACCOUNTS RECEIVABLE" means all accounts receivable with respect to the Stations as of the end of the broadcast day immediately preceding the Closing Date.

          "ADDITIONAL AGREEMENTS" shall have the meaning specified in
SECTION 6.1.5.

          "APPRAISAL FIRM" shall have the meaning set forth in SECTION 8.5.

          "APPRAISAL REPORT" shall have the meaning set forth in SECTION 8.5.

          "ASSETS" shall have the meaning set forth in SECTION 2.1.

          "ASSIGNMENT OF CONTRACTS AND LEASES" means that certain Assignment of Contracts and Leases, dated as of the Closing Date and executed by Sellers, in a form reasonably acceptable to Buyer and Sellers.

          "ASSIGNMENT OF FCC LICENSES" means that certain Assignment of FCC Licenses, dated as of the Closing Date and executed by Sellers, in a form reasonably acceptable to Buyer and Sellers.

          "ASSUMED LIABILITIES" shall have the meaning specified in
SECTION 2.8.1.

          "ASSUMPTION AGREEMENT" means that certain Assumption Agreement, dated the Closing Date and executed by Buyer and Sellers, in a form reasonably acceptable to Buyer and Sellers.

          "BASE PURCHASE PRICE" shall have the meaning specified in SECTION 2.4.

          "BASKET AMOUNT" shall have the meaning set forth in SECTION 12.4.

          "BENEFIT ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

          "BENEFIT PLANS" shall have the meaning specified in SECTION 3.15.1.

          "BILL OF SALE" means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Sellers, in a form reasonably acceptable to Buyer and Sellers.

          "BUYER DOCUMENTS" shall mean, collectively, this Agreement, the Deposit Escrow Agreement and the Assumption Agreement.

          "BUYER INDEMNIFIED PARTIES" shall have the meaning in SECTION 12.2.

          "CLOSING" means the closing of the purchase, assignment and sale of the Assets contemplated hereunder.

          "CLOSING DATE" means the time and date on which the Closing takes place, as established by SECTION 11.1.

          "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

          "CURRENT BALANCE SHEET DATE" shall have the meaning specified in
SECTION 3.5.2.

          "DEPOSIT" shall have the meaning specified in SECTION 2.3.

          "DEPOSIT ESCROW AGENT" means George Mason Bank.

          "DEPOSIT ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the date hereof by and among Buyer, Seller and the Deposit Escrow Agent, in the form of EXHIBIT A attached hereto.

          "ENCUMBRANCES" mean any mortgages, pledges, liens, security interests, restrictions, defects in title, easements, encumbrances, and any other matters affecting title.

          "ENVIRONMENTAL LAWS" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, or other requirement relating to the environment, natural resources, public, or employee health and safety, and Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, and includes, but is not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 ET SEQ.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.


                                 ANNEX I-2

Section 9601 ET SEQ.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ.; the Toxic Substances Control, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statues.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "ESTIMATED NET WORKING CAPITAL" shall have the meaning set forth in
SECTION 2.6.1.

          "ESTIMATED NET WORKING CAPITAL AMOUNT" shall have the meaning set forth in SECTION 2.6.1.

          "EXCLUDED ASSETS" shall have the meaning specified in SECTION 2.2.

          "FCC" means the Federal Communications Commission.

          "FCC LICENSES" shall have the meaning specified in SECTION 2.1.1.

          "FCC ORDER" means an order or orders of the FCC, or of the Chief, Mass Media Bureau of the FCC, acting under delegated authority, consenting to the assignment to Buyer of the FCC Licenses for the Stations.

          "FINAL NET WORKING CAPITAL AMOUNT" shall have the meaning set forth in SECTION 2.6.2.

          "FINAL ORDER" means an FCC Order as to which the time for filing a request for administrative or judicial review, or for instituting administrative review SUA SPONTE, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review SUA SPONTE, as to which such filing or review shall have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

          "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.


                                 ANNEX I-3

          "HART-SCOTT-RODINO" means the Hart-Scott-Rodino antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "HSR FILING" shall have the meaning specified in SECTION 5.2.

          "HAZARDOUS MATERIALS" means any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "hazardous materials," "extremely hazardous waste," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

          "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the respective meanings specified in SECTION 12.5.1.

          "INDEMNITY CAP" shall have the meaning specified in SECTION 12.4.

          "INTELLECTUAL PROPERTY" shall have the meaning specified in
SECTION 2.1.4.

          "KNOWLEDGE" wherever used with respect to Sellers shall mean, (a) as of the date of this Agreement, actual knowledge possessed by Steven Goldstein, Carol Johnson, Teresa Baldwin and Joseph Bunting (the "Management Parties"), and (b) as of August 28, 1996 and thereafter, actual knowledge possessed by the Management Parties and the general managers of each of the Stations (each a "General Manager") with respect to the Station for which such General Manager serves as general manager.

          "LAWS" means any federal, state or local law, (including common law), statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.

          "LEASED PROPERTY" shall have the meaning specified in SECTION 2.1.2.

          "LIABILITIES" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

          "LOSSES" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments,


                                 ANNEX I-4
losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, assets or financial condition of the Stations taken as a whole, except for any adverse affect resulting from (a) economic conditions applicable to the radio broadcasting industry in general, or (b) conditions or assumed liabilities that are unique to the markets in which the Stations operate, or (ii) a material adverse effect on Sellers' ability to consummate the transactions contemplated by this Agreement.

          "NET WORKING CAPITAL" shall mean as of any date of determination
(a) the sum of the balances of the current assets of the Stations (including all deposits and prepaid expenses) as of such date exclusive of any cash or any Excluded Assets, less (b) the sum of the balances of the current liabilities of the Stations as of such date exclusive of any liabilities related to any Excluded Assets and exclusive of the current portion of long term debt.

          "NET WORKING CAPITAL AMOUNT" shall mean, collectively, the Estimated Net Working Capital Amount and the Final Net Working Capital Amount.

          "OPERATING CONTRACTS" shall have the meaning specified in
SECTION 2.1.8.

          "ORDINARY COURSE OF BUSINESS" means, with respect to Seller, the ordinary course of business consistent with past practices of Seller; any actions taken pursuant to the requirements of Law or Station Contracts existing on the date hereof shall be deemed to be action in the Ordinary Course of Business.

          "PENSION PLAN" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

          "PERMITTED ENCUMBRANCES" means (a) Encumbrances arising in connection with equipment financing or leasing, (b) Encumbrances on Real Property that do not interfere with the use of the Real Property in the operations or business of the Stations, (c) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Seller's books in accordance with generally accepted accounting principles,
(d) Encumbrances that, individually or in the aggregate, do not and would not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used, or (e) those matters identified as permitted encumbrances on SCHEDULE 3.8 or SCHEDULE 3.10.



                                 ANNEX I-5

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

          "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by Seller; (b) to which Seller contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for Seller and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "PROGRAM CONTRACTS" shall have the meaning specified in
SECTION 2.1.5.

          "PRORATION AMOUNT" shall have the meaning specified in SECTION 2.6.1.

          "PRORATION ITEMS" shall mean any power and utility charges, business and license fees, sales and service charges, commissions, special assessments, and rental payments and personal and real estate taxes and assessments with respect to the Real Property, and any other operating expenses incurred in the Ordinary Course of Business.

          "PURCHASE PRICE" shall have the meaning specified in SECTION 2.4.

          "QUALIFIED PLAN" means a Pension Plan that satisfies, or is intended by Seller to satisfy, the requirements for tax qualification described in Section 401 of the Code.

          "REAL PROPERTY" shall have the meaning specified in SECTION 2.1.2.

          "RESTRICTED CONTRACTS" shall have the meaning specified in
SECTION 6.2.10.

          "SCHEDULES" shall mean the disclosure schedules delivered by Seller to Buyer in connection herewith.

          "SELLER DOCUMENTS" shall mean, collectively, this Agreement, the Deposit Escrow Agreement, the Assignment of Contracts and Leases, the Bill of Sale, the Assignment of FCC Licenses and the Assumption Agreement.

          "SELLER INDEMNIFIED PARTIES" shall have the meaning in SECTION 12.3.

          "SELLER TAX RETURNS" means all federal, state, local, foreign and other applicable Tax returns, declarations of estimated Tax reports required to be


                                 ANNEX I-6
filed by any of Seller (without regard to extensions of time permitted by law or otherwise).

          "SELLER'S BROKER" means Merrill Lynch & Co.

          "STATION CONTRACTS" shall have the meaning specified in SECTION 2.1.8.

          "SUNDANCE CLOSING" shall have the meaning specified in SECTION 2.9.1.

          "TAXES" means all federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

          "TIME SALES AGREEMENTS" shall have the meaning specified in
SECTION 2.1.7.

          "TRADE-OUT AGREEMENTS" shall have the meaning specified in
SECTION 2.1.6.

          "TRANSFER TAXES" shall have the meaning specified in SECTION 15.3.

          "TRANSFERRED EMPLOYEE" shall have the meaning specified in
Section 8.4.1.

          "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.


                                 ANNEX I-7

                                  SCHEDULES

Schedule 2.1.1         FCC Licenses
Schedule 2.1.2         Real Property Interests
Schedule 2.1.3         Tangible Personal Property
Schedule 2.1.4         Intellectual Property
Schedule 2.1.5         Program Contracts
Schedule 2.1.6         Trade-out Agreements
Schedule 2.1.8         Operating Contracts
Schedule 2.1.9         Deposits; Prepaid Expenses
Schedule 2.1.10        Vehicles
Schedule 2.2.12        Excluded Contracts and Unrelated Assets
Schedule 3.4.1         Consents
Schedule 3.5.2         Liabilities
Schedule 3.6           Absence of Certain Changes or Events
Schedule 3.7           Litigation
Schedule 3.8           Encumbrances on Assets
Schedule 3.9           FCC Matters
Schedule 3.10.1        Encumbrances on Real Property
Schedule 3.11          Condition of Tangible Assets
Schedule 3.12          Intellectual Property
Schedule 3.13          Station Contracts
Schedule 3.14          Employee Benefit Plans
Schedule 3.16.1        Collective Bargaining Agreements
Schedule 3.17          Environmental Matters
Schedule 3.18          Transactions with Affiliates
Schedule 3.19          Insurance
Schedule 8.5           Allocation of Assets
Schedule 9.2           Required Consents and Approvals